As filed with the  Securities and Exchange Commission on May 24, 1999

          Registration Nos. 333   , 333    -01, 333    -02 and 333    -03
          =================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                             ----------------------------

                                       FORM S-3
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------------
                               TEXAS UTILITIES COMPANY
                             (DOING BUSINESS AS TXU CORP)
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        TEXAS                         75-2669310
             (STATE OF INCORPORATION OR            (I.R.S. EMPLOYER
                    ORGANIZATION)                 IDENTIFICATION NO.)

                                    TXU CAPITAL II
                                   TXU CAPITAL III
                                    TXU CAPITAL IV
             (EXACT NAME OF REGISTRANTS AS SPECIFIED IN THEIR CHARTERS)

                DELAWARE                          TO BE APPLIED FOR
          (STATE OF INCORPORATION                 (I.R.S. EMPLOYER
             OR ORGANIZATION)                     IDENTIFICATION NO'S.)

                                     Energy Plaza
                                  1601 Bryan Street
                                 Dallas, Texas  75201
                                    (214) 812-4600

            (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                AREA CODE, OF REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

      ROBERT A. WOOLDRIDGE,    PETER B. TINKHAM     ROBERT J. REGER,
               Esq.             Secretary and          JR., Esq.
        Worsham, Forsythe         Assistant          Thelen Reid &
       & Wooldridge, L.L.P.        Treasurer           Priest LLP
        1601 Bryan Street          TXU Corp       40 West 57th Street
       Dallas, Texas 75201    1601 Bryan Street    New York, New York
          (214) 979-3000     Dallas, Texas 75201         10019
                                (214) 812-4600       (212) 603-2000

          (NAMES AND ADDRESSES, INCLUDING ZIP CODES, AND TELEPHONE NUMBERS,
                     INCLUDING AREA CODES, OF AGENTS FOR SERVICE)
                       ----------------------------------------

       It is respectfully requested that the Commission also send copies of all notices, orders and communications to:

                               RICHARD L. HARDEN, Esq.
                         Winthrop, Stimson, Putnam & Roberts
                                One Battery Park Plaza
                            New York, New York  10004-1490
                                    (212) 858-1000
                                   ----------------

               APPROXIMATE  DATE OF  COMMENCEMENT OF  PROPOSED SALE  TO THE
          PUBLIC: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE WHEN WARRANTED BY MARKET CONDITIONS AND OTHER FACTORS.

               IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [ ]

               IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. [X]

               IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT
          REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

               IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

               IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [ ]

                                  ------------------

                           CALCULATION OF REGISTRATION FEE
     =========================================================================
                                        PROPOSED     PROPOSED
       TITLE OF EACH                    MAXIMUM      MAXIMUM
           CLASS                        OFFERING    AGGREGATE     AMOUNT OF
      OF SECURITIES TO   AMOUNT TO BE    PRICE       OFFERING    REGISTRATION
       BE REGISTERED      REGISTERED    PER UNIT      PRICE          FEE
     -------------------------------------------------------------------------
      Preference Stock...   (1)(3)         (2)     (1)(2)(3)(4)      N/A
     -------------------------------------------------------------------------
      Debt Securities....   (1)(5)         (2)     (1)(2)(4)(5)      N/A
     -------------------------------------------------------------------------
      Preferred Trust
        Securities.......   (1)(6)         (2)     (1)(2)(4)(6)      N/A
     -------------------------------------------------------------------------
      TXU Corp
        Guarantee with
        respect to
        Preferred Trust
        Securities(7)(8).                                            N/A
     -------------------------------------------------------------------------
      TXU Corp
        Junior
        Subordinated
        Debentures(9)....                                            N/A
     -------------------------------------------------------------------------
          Total(10)......$510,000,000(4)   (2)   $510,000,000(4)   $141,780
     =========================================================================

          (1)  In no event will the aggregate offering price of all
               Preference   Stock,  Debt  Securities  and  Preferred  Trust
               Securities  issued  from  time  to  time  pursuant  to  this
               Registration Statement  exceed  $510,000,000.   If any  such
               securities are issued at an original issue discount, then the aggregate initial offering price as so discounted shall not exceed $510,000,000, notwithstanding that the stated
               principal amount of such securities may exceed such amount.
          (2)  The  proposed maximum offering price per unit and the proposed maximum aggregate offering price  will be determined,  from time to time, by the registrants in connection with the issuance of the Securities registered hereunder.
          (3) Subject to footnote (1), there is being registered hereunder an indeterminate number of shares of Preference Stock which may be sold, from time to time, by TXU Corp.
          (4)  Exclusive of accrued interest or distributions, if any.
          (5) Subject to footnote (1), there is being registered hereunder an indeterminate principal amount of Debt Securities which may be sold, from time to time, by TXU Corp.
          (6) Subject to footnote (1), there is being registered hereunder an indeterminate amount of Preferred Trust Securities which may be sold, from time to time, by TXU Capital II, TXU Capital III and/or TXU Capital IV.
          (7) No separate consideration will be received for the TXU Corp Guarantee or the Agreement as to Expenses and Liabilities.
          (8) This registration is deemed to include the rights of the holders of the Securities under the Guarantee, the Trust
               Agreement,   the   Junior   Subordinated   Debentures,   the
               Subordinated Indenture and the Agreement as to Expenses and Liabilities, together constituting the backup undertakings as described in this Registration Statement.
          (9) The Junior Subordinated Debentures will be purchased by TXU Capital II, TXU Capital III and/or TXU Capital IV with the
               proceeds of  the  sale of  Preferred Trust  Securities.   No
               separate consideration will be received for the Junior Subordinated Debentures.
         (10) Pursuant to Rule 429 under the Securities Act of 1933, the combined prospectus filed as part of this Registration Statement also relates to $170,000,000 aggregate amount of debt securities registered pursuant to Registration Statement File No. 333-56055 and to $170,000,000 of debt securities, registered pursuant to Registration Statement File Nos. 333-68663 and 333-68663-01. Registration fees with respect to those registration statements were paid in the amounts of $265,500 and $111,200, respectively.

               THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH
          SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

          The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell or the
          solicitation  of  an  offer  to   buy  these  securities  in  any
          jurisdiction in which an offer, solicitation or sale is not permitted.



                      SUBJECT TO COMPLETION, DATED ______  __, 1999

          PROSPECTUS


                                     $850,000,000
                                   AGGREGATE AMOUNT

                                  -----------------

                               TEXAS UTILITIES COMPANY
                             (DOING BUSINESS AS TXU CORP)

                                   PREFERENCE STOCK
                                         AND
                                   DEBT SECURITIES

                                  ------------------

                                    TXU CAPITAL II
                                   TXU CAPITAL III
                                    TXU CAPITAL IV

                              PREFERRED TRUST SECURITIES

                     FULLY AND UNCONDITIONALLY GUARANTEED AS SET
                                   FORTH HEREIN BY

                                       TXU CORP




                _____________________________________________________

              We will provide specific terms of these securities, their
                    offering prices and how they will be offered in
                           supplements to this prospectus.
                       You should read this prospectus and any
                        supplement carefully before you invest.

                _____________________________________________________



          THESE SECURITIES HAVE NOT BEEN APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAVE THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


          This prospectus is dated              , 1999.

                                ABOUT THIS PROSPECTUS

               This prospectus is part of a registration statement that  we filed with  the Securities and Exchange Commission, or SEC, using
          a "shelf"  registration process.   Under  this shelf  process, we
          may, over the next two years, sell combinations of the securities described in this prospectus in one or more offerings up to a total dollar amount of $850,000,000. This amount includes $340,000,000
          of   Debt  Securities   registered  under   earlier  registration
          statements.    This  prospectus   provides  you  with  a  general
          description of the securities  we may offer.   Each time we  sell
          securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.
          The  prospectus  supplement  may   also  add,  update  or  change
          information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading WHERE YOU CAN FIND MORE INFORMATION.

               For more detailed information about the securities, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.


                         WHERE YOU CAN FIND MORE INFORMATION

               Texas Utilities Company, a  Texas corporation doing business
          as TXU Corp, was formed in  1997 as a holding company.   TXU Corp
          owns all of the outstanding common stock of its predecessor company, Texas Energy Industries, Inc. now doing business as TXU Energy Industries Company. Texas Utilities Company files annual, quarterly and special reports, proxy statements and other
          information  with the  SEC under File No. 1-12833.   Before TXU
          Corp began  filing quarterly and annual  reports with the  SEC,
          TXU Energy Industries Company filed those reports under its old name, Texas Utilities Company, File No. 1-3591. These SEC filings are available to the public over the Internet at the SEC's website
          at http://www.sec.gov.   You may also read and copy any of these SEC
          filings at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

               The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all of the securities described in this prospectus.

           . Texas Utilities Company's Annual Report on Form 10-K for the year ended December 31, 1998 (1998 10-K).

           . Texas utilities Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

               You may request a copy of these filings at no cost, by writing or contacting Texas Utilities Company, now doing business as TXU Corp, at the following address: Secretary, TXU Corp, Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201; telephone number (214) 812-4600.

                                       TXU CORP

               TXU Corp is a holding company engaged through various subsidiary companies primarily in providing energy and other related services, both domestically and internationally. Its principal direct and indirect subsidiaries are:

                    Texas Utilities Electric Company, doing business as TXU Electric Company, an operating electric utility company engaged in the generation, purchase, transmission, distribution and sale of electric energy in the north central, eastern and western parts of Texas.

                    ENSERCH Corporation, doing business as TXU Gas Company, an integrated company focused on natural gas. Its major business operations are gathering, processing, transmission and distribution of natural gas and the marketing of natural gas and electricity. It operates primarily in the north central, eastern and western parts of Texas and engages in the wholesale and retail marketing of natural gas and electricity in several areas of the United States.

                    Eastern Group plc, which includes Eastern Electricity plc, the largest supplier (retailer) and distributor of electricity in England and Wales. Eastern Group companies also include one of the largest generators of electricity and one of the largest suppliers of natural gas in the United Kingdom.

          Other subsidiaries include:

                    TU Australia Holding L.P. Its principal operating subsidiaries include Eastern Energy Limited, which is engaged in the purchase, distribution, marketing and sale of electric energy in the State of Victoria, Australia, and Westar and Kinetik Energy, gas retail and distribution businesses.

                    Lufkin-Conroe Communications Co., doing business as TXU Communications Company, an independent local exchange carrier providing regulated telephone service through access lines in southeast Texas. It also provides access services to a number of interexchange carriers who provide long distance services.

                    Other   wholly   owned   subsidiaries   which   perform
                    specialized functions within the TXU Corp system.

               TXU Corp's principal place of business is Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201.


                 TXU CAPITAL II, TXU CAPITAL III, AND TXU CAPITAL IV

               TXU Capital II, TXU Capital III and TXU Capital IV are identical Delaware business trusts and each will be described in this prospectus as TXU Capital. TXU Capital was created pursuant to a Trust Agreement among TXU Corp, The Bank of New York as the Property Trustee and The Bank of New York (Delaware) as the Delaware Trustee and an employee of TXU Corp as Administrative
          Trustee.    The  Trust Agreement  will  be  amended  and restated
          substantially in the form filed as an exhibit to the registration
          statement.   TXU Capital exists only to issue its Preferred Trust
          Securities and Common Trust Securities and to hold the Junior Subordinated Debentures of TXU Corp as trust assets. All of the Common Trust Securities will be owned by TXU Corp. The Common Trust Securities will represent at least 3% of the total capital
          of  TXU Capital.    Payments will  be made  on  the Common  Trust
          Securities pro rata with the Preferred Trust Securities, except that the Common Trust Securities' right to payment will be subordinated to the rights of the Preferred Trust Securities
          if there  is a default  under the  Trust Agreement.   TXU Capital
          has a term of approximately 40 years, but may dissolve earlier as provided in the Trust Agreement. TXU Capital's business and affairs will be conducted by its Administrative Trustees. The office of the Delaware Trustee in the State of Delaware is White Clay Center, Route 273, Newark, Delaware 19711. The principal place of business of TXU Capital is c/o TXU Corp, Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201.


                                   USE OF PROCEEDS

               Unless otherwise set forth in a prospectus supplement, the net proceeds from the offering of the securities will be used for general corporate purposes of TXU Corp, which may include the repayment of short-term indebtedness.


                        RATIO OF EARNINGS TO FIXED CHARGES AND
         RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

               The  ratio of  earnings to  fixed charges  and the  ratio of earnings to combined fixed charges and preferred dividends for TXU Corp for each of the years ended December 31, 1994 through 1998 and for the twelve months ended March 31, 1999 were, in each case, 1.88, 0.72, 2.18, 2.14, 1.84 and , respectively. For the year ended December 31, 1995, fixed charges exceeded earnings by $235 million. The year ended December 31, 1995 was affected by the write-down in value of some of the nonperforming assets of TXU Corp's subsidiaries, including TXU Electric Company's partially completed Twin Oak and Forest Grove lignite-fueled facilities and the New Mexico coal reserves of a subsidiary, as well as several minor assets. That write-down, on an after-tax basis, amounted to $802 million.


                       DESCRIPTION OF TXU CORP PREFERENCE STOCK

               TXU Corp is authorized to issue 50,000,000 shares of Preference Stock, $25 par value, none of which is outstanding.

               TXU Corp has adopted a share rights plan pursuant to which shareholders were given rights to purchase TXU Corp's Series A Preference Stock. These rights have certain anti-takeover effects. Unless and until certain events occur, these rights are not exercisable and trade with shares of the common stock.

               Because TXU Corp is a holding company that conducts all of its operations through subsidiaries, holders of Preference Stock will generally have a position junior to claims of creditors and preferred stockholders of the subsidiaries of TXU Corp as well
          as to all holders of debt of TXU Corp.   All these  subsidiaries
          have outstanding indebtedness, and ENSERCH Corporation and Texas Utilities Electric Company have outstanding shares of preferred stock.

               The Texas Business Corporation Act of Texas and the Restated Articles of Incorporation and Bylaws of TXU Corp determine the rights and privileges of holders of Preference Stock. The information below is a summary of those terms. For a fuller understanding of those terms, you should read the corporate documents, which have been filed with the SEC, and the Texas corporate law.

               TXU Corp may issue one or more series of Preference Stock without the approval of its shareholders. The Preference Stock of all series will rank equally as to dividends and distributions upon liquidation or dissolution of TXU Corp.

               Some terms of a series may differ from those of another series. A Prospectus Supplement will describe those different terms. They will also be described in a Statement of Resolution Establishing a Series of Preference Stock. That document also will be filed in Texas and with the SEC, and you should read it for a full understanding of any special terms of a series. These terms will include any of the following that apply to that series:

               .    The title of that series of Preference Stock;

               .    The number of shares in the series;

               . The dividend rate or how such rate will be determined and the dividend payment dates for the series of Preference Stock;

               . Whether the series will be listed on a national exchange;

               . The date or dates on which the series of Preference Stock may be redeemed at the option of TXU Corp and any restrictions on such redemptions;

               .    Any  sinking  fund  or  other   provisions  that  would
                    obligate TXU Corp to repurchase, redeem or retire the series of Preference Stock;

               . The amount payable on the series of Preference Stock in case of the liquidation, dissolution or winding up of TXU Corp and any additional amount, or method of
                    determining  such  amount,  payable  in   case  any  such
                    event  is voluntary; and

               . Any rights to convert the shares of that series of Preference Stock into shares of another series or into shares of any other class of capital stock.

               Shares of Preference Stock issued by TXU Corp will be fully paid and non-assessable.

               TXU Corp must first pay all dividends due on Preference Stock before it pays dividends to holders of its common stock. Upon any dissolution or liquidation of TXU Corp, amounts due to holders of Preference Stock will be paid before any distribution of assets to holders of common stock.

               TXU Corp has issued junior subordinated debentures in connection with preferred trust securities previously issued by a subsidiary, TXU Capital I. TXU Corp has a right, from time to time, to delay interest payments for those junior subordinated debentures for up to 20 consecutive quarters. TXU Corp may issue, from time to time, additional junior subordinated debentures in connection with the Preferred Trust Securities described in this Prospectus. TXU Corp may have a similar right to delay interest payments for those additional junior subordinated
          debentures.   If  TXU  Corp exercises  any right  to delay  an
          interest payment, it would not be able to pay dividends on its common stock or Preference Stock during the extension period. For a further description of TXU Corp's rights to delay payment, read DESCRIPTION OF TXU CAPITAL'S PREFERRED TRUST SECURITIES AND COMMON TRUST SECURITIES and DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES in this prospectus.

               The holders of Preference Stock have voting rights only in the following circumstances:

               . If dividends have not been paid for four full quarters, holders of Preference Stock may elect one-third of TXU Corp's Board of Directors or two directors, whichever is greater;

               .    If  dividends  have  not   been  paid  for  eight  full
                    quarters, holders of Preference Stock may elect a majority of TXU Corp's full Board of Directors;

               . TXU Corp needs the approval of the holders of two-thirds of the outstanding shares of the Preference Stock in order to make the following changes in its capital structure:

                    - Authorizing a new class of stock that ranks senior to the Preference Stock as to dividends or liquidation rights or any security that could be converted into or exercised to acquire any new senior class of stock, and

                    - Materially altering the Restated Articles of Incorporation in such a way as to change the terms of the Preference Stock, unless the change does not affect every series of Preference Stock, in which case only holders of only those series affected may vote.

          TXU Corp will notify holders of Preference Stock of any meeting at which they may vote. Shares of Preference Stock will have no preemptive rights.


                            DESCRIPTION OF DEBT SECURITIES

               The Debt Securities will be TXU Corp's direct unsecured general obligations. The Debt Securities will be senior debt securities. The Debt Securities will be issued under one or more separate indentures between TXU Corp and The Bank of New York as Trustee under each indenture.

               Selected provisions of each indenture are summarized below. This summary is not complete. The form of the indenture was filed with the SEC and you should read the indenture for provisions that may be important to you. The indenture will be qualified under the Trust Indenture Act of 1939, as amended. You should refer to the Trust Indenture Act for provisions that apply to the Debt Securities. Whenever particular provisions or defined terms in the indenture are referred to under this DESCRIPTION OF DEBT SECURITIES, those provisions or defined terms are incorporated by reference herein.

               The Debt Securities will rank equally with all of TXU Corp's other senior and unsubordinated debt.

               Because TXU Corp is a holding company that conducts all of its operations through subsidiaries, holders of Debt Securities will generally have a position junior to claims of creditors and preferred stockholders of the subsidiaries of TXU Corp. All these subsidiaries have outstanding indebtedness, and ENSERCH Corporation and Texas Utilities Electric Company have outstanding shares of preferred stock.

               A prospectus supplement and an officer's certificate relating to any series of Debt Securities being offered will include specific terms relating to that offering. These terms will include any of the following terms that apply to that series:

          .    The title of the Debt Securities;

          .    The total principal amount of the Debt Securities;

          . The dates on which the principal of the Debt Securities will be payable and how it will be paid;

          . The interest rate or rates which the Debt Securities will bear, or how the rate or rates will be determined, the interest payment dates for the Debt Securities and the regular record dates for interest payments;

          . Any right to delay the interest payments for the Debt Securities;

          . The percentage, if less than 100%, of the principal amount of the Debt Securities that will be payable if the maturity of the Debt Securities is accelerated;

          . Any date or dates on which the Debt Securities may be redeemed at the option of TXU Corp and any restrictions on those redemptions;

          . Any sinking fund or other provisions that would obligate TXU Corp to repurchase or otherwise redeem the Debt Securities;

          . Any changes or additions to the Events of Default under the indenture or changes or additions to the covenants of TXU Corp under the indenture;

          . If the Debt Securities will be issued in denominations other than $1,000;

          . If payments on the Debt Securities may be made in a currency or currencies other than United States dollars;

          . Any rights or duties of another person to assume the obligations of TXU Corp with respect to the Debt Securities;

          . Any collateral, security, assurance or guarantee for the Debt Securities; and

          . Any other terms of the Debt Securities not inconsistent with the terms of the indenture.

               The indenture does not limit the principal amount of Debt Securities that TXU Corp may issue.

               TXU Corp may sell Debt Securities at a discount below their principal amount. United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the prospectus supplement. In addition, important United States federal income tax or other tax considerations applicable to any Debt Securities denominated or payable in a currency or currency unit other than United States dollars may be described in the prospectus supplement.

               Except as may otherwise be described in the applicable prospectus supplement, the covenants contained in the indenture will not afford holders of Debt Securities protection in the event of a highly-leveraged transaction involving TXU Corp.

               PAYMENT AND PAYING AGENTS

               Except as may be provided in the prospectus supplement, interest, if any, on each Debt Security payable on each Interest Payment Date will be paid to the person in whose name that Debt Security is registered as of the close of business on the regular record date for the Interest Payment Date. However, interest payable at maturity will be paid to the person to whom the principal is paid. If there has been a default in the payment of interest on any Debt Security, the defaulted interest may be paid to the holder of such Debt Security as of the close of business on a date between 10 and 15 days prior to the date proposed by TXU Corp for payment of such defaulted interest or in any other manner permitted by any securities exchange on which that Debt Security may be listed, if the Trustee finds it workable.

               Unless otherwise specified in the prospectus supplement, principal, premium, if any, and interest on the Debt Securities at maturity will be payable upon presentation of the Debt Securities at the corporate trust office of The Bank of New York, in The City of New York, as Paying Agent for TXU Corp. TXU Corp may change the place of payment on the Debt Securities, may appoint one or more additional Paying Agents (including TXU Corp) and may remove any Paying Agent, all at the discretion of TXU Corp.

               REGISTRATION AND TRANSFER

               Unless otherwise specified in the prospectus supplement, the transfer of Debt Securities may be registered, and Debt Securities may be exchanged for other Debt Securities of the same series or tranche, of authorized denominations and with the same terms and principal amount, at the corporate trust office of The Bank of New York in The City of New York. TXU Corp may change the place for registration of transfer and exchange of the Debt Securities and may designate additional places for registration and exchange. Unless otherwise provided in the prospectus supplement, no service charge will be made for any transfer or exchange of the Debt Securities. However, TXU Corp may require payment to cover any tax or other governmental charge that may be imposed. TXU Corp will not be required to execute or to provide for the registration of transfer of, or the exchange of, (a) any Debt Security during the 15 days prior to giving any notice of redemption or (b) any Debt Security selected for redemption except the unredeemed portion of any Debt Security being redeemed in part.

               DEFEASANCE

               TXU Corp will be discharged from its obligations on the Debt Securities of a particular series if it deposits with the Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums when due on the stated maturity date or a redemption date of that series of Debt Securities.

               LIMITATION ON LIENS

               The indenture provides that, except as otherwise specified with respect to a particular series of Debt Securities, TXU Corp will not pledge, mortgage, hypothecate or grant a security interest in, or permit any mortgage, pledge, security interest or other lien upon, any capital stock of any Subsidiary, as defined below, now or hereafter owned by TXU Corp, to secure any
          Indebtedness,  as  defined  below,  without  also  securing   the
          outstanding Debt Securities, and all other Indebtedness entitled to be so secured, equally and ratably with the Indebtedness and any other indebtedness similarly entitled to be equally and ratably secured.

               This restriction does not apply to, or prevent the creation or any extension, renewal or refunding of:

               (1) any mortgage, pledge, security interest, lien or encumbrance upon any capital stock created at the time it is acquired by TXU Corp or within one year after that time to secure the purchase price for the capital stock;

               (2) any mortgage, pledge, security interest, lien or encumbrance upon any capital stock existing at the time it is acquired by TXU Corp, whether or not the secured obligations are assumed by TXU Corp; or

               (3)  any  judgment,  levy,  execution, attachment  or  other
                    similar  lien   arising   in  connection   with   court
                    proceedings, provided that either:

                    (a)  the  execution  or  enforcement  of  the  lien  is
                         effectively stayed within 30 days after entry of the corresponding judgment, or the corresponding judgment has been discharged within that 30 day period, and the claims secured by the lien are being contested in good faith by appropriate proceedings timely commenced and diligently prosecuted;

                    (b) the payment of each lien is covered in full by insurance and the insurance company has not denied or contested coverage thereof; or

                    (c) so long as each lien is adequately bonded, any appropriate and duly initiated legal proceedings for the review of the corresponding judgment, decree or order shall not have been fully terminated or the period within which these proceedings may be initiated shall not have expired.

               For purposes of the restriction described in the preceding paragraph, "Indebtedness" means:

               (1) all indebtedness created or assumed by TXU Corp for the repayment of money borrowed;

               (2) all indebtedness for money borrowed secured by a lien upon property owned by TXU Corp and upon which indebtedness for money borrowed TXU Corp customarily pays interest, although TXU Corp has not assumed or become liable for the payment of the indebtedness for money borrowed; and

               (3) all indebtedness of others for money borrowed which is guaranteed as to payment of principal by TXU Corp or in effect guaranteed by TXU Corp through a contingent agreement to purchase the indebtedness for money borrowed, but excluding from this definition any other contingent obligation of TXU Corp in respect of indebtedness for money borrowed or other obligations incurred by others.

               "Subsidiary"  means a corporation in  which more than 50% of the outstanding voting stock is owned, directly or indirectly, by TXU Corp and/or by one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock that ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has that voting power by reason of any contingency.

               Notwithstanding the foregoing, except as otherwise specified in the officer's certificate setting out the terms of a particular series of Debt Securities, TXU Corp may, without securing the Debt Securities, pledge, mortgage, hypothecate or grant a security interest in, or permit any mortgage, pledge, security interest or other lien, in addition to liens expressly permitted as described in the preceding paragraphs, upon, capital stock of any Subsidiary now or hereafter owned by TXU Corp to secure any Indebtedness, which would otherwise be subject to the foregoing restriction, in an aggregate amount which, together with all other such Indebtedness, does not exceed 5% of Consolidated Capitalization. For this purpose, "Consolidated Capitalization" means the sum of:

               (1)  Consolidated Shareholders' Equity;

               (2) Consolidated Indebtedness for money borrowed, exclusive of any that is due and payable within one year of the date the sum is determined; and, without duplication

               (3) any preference or preferred stock of TXU Corp or any Consolidated Subsidiary which is subject to mandatory redemption or sinking fund provisions.

               The term "Consolidated Shareholders' Equity" as used above means the total Assets of TXU Corp and its Consolidated Subsidiaries less all liabilities of TXU Corp and its Consolidated Subsidiaries that would, in accordance with generally accepted accounting principles in the United States, be classified on a balance sheet as liabilities, including without limitation:

               (1) indebtedness secured by property of TXU Corp or any of its Consolidated Subsidiaries whether or not TXU Corp or the Consolidated Subsidiary is liable for the payment of the indebtedness unless, in the case that TXU Corp or the Consolidated Subsidiary is not so liable, the property has not been included among the Assets of TXU Corp or the Consolidated Subsidiary on the balance sheet;

               (2)  deferred liabilities; and

               (3) indebtedness of TXU Corp or any of its Consolidated Subsidiaries that is expressly subordinated in right and priority of payment to other liabilities of TXU Corp or such Consolidated Subsidiary.

               As used in this definition, "liabilities" includes preference or preferred stock of TXU Corp or any Consolidated Subsidiary only to the extent of any preference or preferred stock that is subject to mandatory redemption or sinking fund provisions.

               The term "Consolidated Subsidiary", as used above, means at any date any Subsidiary the financial statements of which under generally accepted accounting principles would be consolidated with those of TXU Corp in its consolidated financial statements as of that date.

               The "Assets" of any person means the whole or any part of its business, property, assets, cash and receivables. The term "Consolidated Indebtedness" means total indebtedness as shown on the consolidated balance sheet of TXU Corp and its Consolidated Subsidiaries.

               As of December 31, 1998, the Consolidated Capitalization of TXU Corp was approximately $24.8 billion.

               For situations in which the limitation on liens will not apply, see "Assignment of Obligations" below.

               ASSIGNMENT OF OBLIGATIONS

               TXU  Corp   may  assign  its  obligations   under  the  Debt
          Securities and the indenture to a wholly-owned subsidiary, provided that no Event of Default, or event which with the passage of time or the giving of required notice, or both, would become an Event of Default, has occurred and is continuing. The subsidiary must assume in writing TXU Corp's payment obligations under the Debt Securities and under the indenture. TXU Corp must fully and unconditionally guarantee payment of the obligations of the assuming subsidiary under the Debt Securities and the indenture.

                If such an assignment is made, unless the terms of the assigned Debt Securities state otherwise, TXU Corp will be released and discharged from all its other obligations under the Debt Securities and the indenture. In that case, any covenants made by TXU Corp with respect to the Debt Securities would become solely covenants of, and would relate only to, the subsidiary. Unless the terms of the assigned Debt Securities state otherwise, there would be no limitation on liens on the capital stock of TXU Corp's subsidiaries.

               CONSOLIDATION, MERGER, AND SALE OF ASSETS

               Under the terms of the indenture, TXU Corp may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

               . The surviving or successor entity is organized and validly existing under the laws of any domestic jurisdiction and it expressly assumes TXU Corp's obligations on all Debt Securities and under the indenture;

               . Immediately after giving effect to the transaction, no Event of Default or no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

               . TXU Corp shall have delivered to the Trustee an officer's certificate and an opinion of counsel as provided in the indenture.

               The terms of the indenture do not restrict TXU Corp in a merger in which TXU Corp is the surviving entity.

               EVENTS OF DEFAULT

               "Event of Default" when used in the indenture with respect to any series of Debt Securities, means any of the following:

               . Failure to pay interest on any Debt Security for 30 days after it is due;

               . Failure to pay the principal of or any premium on any Debt Security when due;

               . Failure to perform any other covenant in the indenture, other than a covenant that does not relate to that series of Debt Securities, that continues for 90 days after TXU Corp receives written notice from the Trustee, or TXU Corp and the Trustee receive a written notice from the holders of 33% in aggregate principal amount of the Debt Securities of that series;

               . Events in bankruptcy, insolvency or reorganization of TXU Corp specified in the indenture; or

               . Any other event of default included in any supplemental indenture or officer's certificate for a specific series of Debt Securities.

               An Event of Default for a particular series of Debt Securities does not necessarily constitute an Event of Default for any other series of Debt Securities issued under the indenture. The Trustee may withhold notice to the holders of Debt Securities of any default, except default in the payment of principal or interest, if it considers the withholding of notice to be in the interests of the holders.

               REMEDIES

               If an Event of Default for any series of Debt Securities occurs and continues, the Trustee or the holders of at least 33% in aggregate principal amount of all the Debt Securities of the series may declare the entire principal amount of all the Debt Securities of that series, together with accrued interest, to be due and payable immediately. However, if the Event of Default is applicable to all outstanding Debt Securities under the indenture, only the Trustee or holders of at least 33% in aggregate principal amount of all outstanding Debt Securities of all series, voting as one class, and not the holders of any one series, may make that declaration of acceleration.

               At any time after a declaration of acceleration with respect to the Debt Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the Event of Default giving rise to the declaration of acceleration will be considered waived, and the declaration and its consequences will be considered rescinded and annulled, if:

               . TXU Corp has paid or deposited with the Trustee a sum sufficient to pay:

                    (1) all overdue interest on all Debt Securities of the series;

                    (2) the principal of and premium, if any, on any Debt Securities of the series which have otherwise become due and interest that is currently due;

                    (3)  interest on overdue interest; and

                    (4)  all  amounts   due  to   the  Trustee  under   the
                         indenture; and

               . Any other Event of Default with respect to the Debt Securities of that series has been cured or waived as provided in the indenture.

               There is no automatic acceleration, even in the event of bankruptcy, insolvency or reorganization of TXU Corp.

               Other than its duties in case of an Event of Default, the Trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless the holders offer the Trustee a reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in principal amount of any series of Debt Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any power conferred upon the Trustee. However, if the Event of Default relates to more than one series, only the holders of a majority in aggregate principal amount of all affected series will have the right to give this direction. The Trustee is not obligated to comply with directions that conflict with law or other provisions of the indenture.

               No holder of Debt Securities of any series will have any right to institute any proceeding under the indenture, or any remedy under the indenture, unless:

               . The holder has previously given to the Trustee written notice of a continuing Event of Default;

               . The holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series in respect of which an Event of Default shall have occurred and be continuing have made a written request to the Trustee, and have offered reasonable indemnity to the Trustee to institute proceedings; and

               . The Trustee has failed to institute any proceeding for 60 days after notice.

          However, these limitations do not apply to a suit by a holder of a Debt Security for payment of the principal, premium, if any, or interest on the Debt Security on or after the applicable due date.

               TXU Corp will provide to the Trustee an annual statement by an appropriate officer as to TXU Corp's compliance with all conditions and covenants under the indenture.

               MODIFICATION AND WAIVER

               Without the consent of any holder of Debt Securities issued under an indenture, TXU Corp and the Trustee may enter into one or more supplemental indentures for any of the following purposes:

               . To evidence the assumption by any permitted successor of the covenants of TXU Corp in the indenture and in the Debt Securities;

               . To add additional covenants of TXU Corp or to surrender any right or power of TXU Corp under the indenture;

               .    To add additional Events of Default;

               . To change or eliminate or add any provision to the indenture; provided, however, if the change will adversely affect the interests of the holders of Debt Securities of any series in any material respect, the change, elimination or addition will become effective only:

                    (1) when the consent of the holders of Debt Securities of such series has been obtained in accordance with the indenture; or

                    (2) when no Debt Securities of the affected series remain outstanding under the indenture;

               . To provide collateral security for all but not part of the Debt Securities;

               . To establish the form or terms of Debt Securities of any other series as permitted by the indenture;

               . To provide for the authentication and delivery of bearer securities and coupons appertaining thereto;

               .    To  evidence  and   provide  for   the  acceptance   of
                    appointment of a successor trustee;

               . To provide for the procedures required for use of a noncertificated system of registration for the Debt Securities of all or any series;

               . To change any place where principal, premium, if any, and interest shall be payable, Debt Securities may be surrendered for registration of transfer or exchange and notices to TXU Corp may be served; or

               . To cure any ambiguity or inconsistency or to make any other provisions with respect to matters and questions arising under the indenture; provided that the action does not adversely affect the interests of the holders of Debt Securities of any series in any material respect.

               The holders of at least a majority in aggregate principal amount of the Debt Securities of all series then outstanding may waive compliance by TXU Corp with some restrictive provisions of the indenture. The holders of not less than a majority in principal amount of the outstanding Debt Securities of any series may waive any past default under the indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the indenture that cannot be modified or be amended without the consent of the holder of each outstanding Debt Security of the series affected.

               If the Trust Indenture Act is amended after the date of the indenture in such a way as to require changes to the indenture, the indenture will be deemed to be amended so as to conform to that amendment to the Trust Indenture Act. TXU Corp and the Trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence the amendment.

               The consent of the holders of a majority in aggregate principal amount of the Debt Securities of all series then outstanding is required for all other modifications to the indenture. However, if less than all of the series of Debt Securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of all series that are directly affected will be required. No such amendment or modification may:

               . Change the stated maturity of the principal of, or any installment of principal of or interest on, any Debt Security, or reduce the principal amount of any Debt Security or its rate of interest or change the method of calculating the interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any Debt Security, without the consent of the holder;

               . Reduce the percentage in principal amount of the outstanding Debt Securities of any series whose consent is required for any supplemental indenture or any waiver of compliance with a provision of the indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without the consent of all the holders of the series; or

               . Modify some of the provisions of the indenture relating to supplemental indentures, waivers of some covenants and waivers of past defaults with respect to the Debt Securities of any series, without the consent of the holder of each outstanding Debt Security affected thereby.

               A supplemental indenture which changes the indenture solely for the benefit of one or more particular series of Debt
          Securities, or modifies the rights of the holders of Debt Securities of one or more series, will not affect the rights under the indenture of the holders of the Debt Securities of any other series.

               The indenture provides that Debt Securities owned by TXU Corp or anyone else required to make payment on the Debt
          Securities shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent.

               TXU Corp may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other such act of the holders, but TXU Corp shall have no obligation to do so. If TXU Corp fixes a record date, that request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding Debt Securities have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding Debt Securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder will bind every future holder of the same Debt Securities and the holder of every Debt Security issued upon the registration of transfer of or in exchange of these Debt Securities. A transferee will be bound by acts of the Trustee or TXU Corp in reliance thereon, whether or not notation of that action is made upon the Debt Security.

               RESIGNATION OF A TRUSTEE

               A Trustee may resign at any time by giving written notice to TXU Corp or may be removed at any time by act of the holders of a majority in principal amount of all series of Debt Securities then outstanding delivered to the Trustee and TXU Corp. No resignation or removal of a Trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor trustee. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing and except with respect to a Trustee appointed by act of the holders, if TXU Corp has delivered to the Trustee a resolution of its Board of Directors appointing a successor trustee and such successor has accepted the appointment in accordance with the terms of the respective indenture, the Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the indenture.

               NOTICES

               Notices to holders of Debt Securities will be given by mail to the addresses of such holders as they may appear in the security register therefor.

               TITLE

               TXU Corp, the Trustee, and any agent of TXU Corp or the Trustee, may treat the person in whose name Debt Securities are registered as the absolute owner thereof, whether or not the Debt Securities may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary.

               GOVERNING LAW

               Each indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

               REGARDING THE TRUSTEE

               The Trustee will be The Bank of New York. In addition to acting as Trustee, The Bank of New York acts, and may act, as trustee under various indentures and trusts of TXU Corp and its affiliates.


          DESCRIPTION  OF  TXU  CAPITAL'S  PREFERRED TRUST  SECURITIES  AND
                               COMMON TRUST SECURITIES

               TXU Capital will issue Preferred Trust Securities and Common Trust Securities under a Trust Agreement. The Preferred Trust Securities will represent preferred undivided beneficial interests in the assets of TXU Capital and will entitle holders thereof to a preference over the Common Trust Securities with respect to distributions and amounts payable on redemption or liquidation. Selected provisions of the Trust Agreement are summarized below. This summary is not complete. The form of Trust Agreement was filed with the SEC and you should read the Trust Agreement for provisions that may be important to you. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act. You should also refer to the Trust Indenture Act for provisions that apply to the Preferred Trust Securities. Wherever particular defined terms of the Trust Agreement are referred to, such defined terms are incorporated herein by reference.

               The Preferred Trust Securities and Common Trust Securities issued by TXU Capital will be substantially the same except that, if TXU Capital fails to make required payments, the rights of the holders of the Common Trust Securities to payment of distributions and upon liquidation or redemption will be subordinated to the rights of the holders of the Preferred Trust
          Securities.    If there is a continuing Event of Default under
          the Subordinated Indenture, holders of the Common Trust Securities and the Preferred Trust Securities may both vote to appoint, remove or replace any of trustees of TXU Capital. All of the Common Trust Securities of TXU Capital will be owned by TXU Corp.

               TXU Corp will fully and unconditionally guarantee payments due on the Preferred Trust Securities through a combination of the following:

               .    TXU  Corp's obligations  under the  Junior Subordinated
                    Debentures;

               . The rights of holders of Preferred Trust Securities to enforce those obligations;

               .    TXU  Corp's  agreement  to  pay  the  expenses  of  TXU
                    Capital; or

               . TXU Corp's guarantee of payments due on the Preferred Trust Securities to the extent of TXU Capital's assets.

               TXU Capital will use the proceeds from the sale of the Preferred Trust Securities and Common Trust Securities to
          purchase Junior Subordinated Debentures from TXU Corp. The Junior Subordinated Debentures will be held in trust for the benefit of holders of the Preferred Trust Securities and Common Trust Securities.

               A  prospectus supplement  relating  to  the Preferred  Trust
          Securities will include specific terms of those securities and of the Junior Subordinated Debentures. For a description of some specific terms that will affect both the Preferred Trust Securities and the Junior Subordinated Debentures and your rights under each, see DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES below.

               DISTRIBUTIONS

               The only income of TXU Capital available for distribution to the holders of Preferred Trust Securities will be payments on the Junior Subordinated Debentures. If TXU Corp does not make interest payments on the Junior Subordinated Debentures, TXU Capital will not have funds available to pay distributions on Preferred Trust Securities. The payment of distributions, if and to the extent TXU Capital has sufficient funds available for the payment of such distributions, is guaranteed on a limited basis by TXU Corp.

               So long as there is no default in the payment of interest on the Junior Subordinated Debentures, TXU Corp may extend the interest payment period from time to time on the Junior Subordinated Debentures for one or more periods. As a consequence, distributions on Preferred Trust Securities would be deferred during any such period. Interest would, however, continue to accrue. If TXU Corp extends the interest period or is in default under the Guarantee or with respect to payments on the Junior Subordinated Debentures, TXU Corp may not:

               . Declare or pay any dividend or distribution on its capital stock, other than dividends paid in shares of Common Stock of TXU Corp;

               . Redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock;

               . Redeem any indebtedness that is equal in right of payment with the Junior Subordinated Debentures; or

               . Make any guarantee payments with respect to any of the above.

               Any extension period with respect to payment of interest on the Junior Subordinated Debentures, or any extended interest payment period in respect of other securities issued under the Subordinated Indenture or on any similar securities, will apply to all securities of the same type. Those extensions will also apply to distributions on Preferred Trust Securities and Common Trust Securities and all other securities with terms substantially the same as Preferred Trust Securities and Common Trust Securities. Before an extension period ends, TXU Corp may further extend the interest payment period. No extension period as further extended may exceed 20 consecutive quarters. After any extension period and the payment of all amounts then due, TXU Corp may select a new extended interest payment period. No interest period may be extended beyond the maturity of the Junior Subordinated Debentures.

               REDEMPTION OF PREFERRED TRUST SECURITIES AND COMMON TRUST SECURITIES

               Whenever Junior Subordinated Debentures are repaid, whether at maturity or earlier redemption, the proceeds shall be applied to redeem a like amount of Preferred Trust Securities and Common Trust Securities. Holders of Junior Subordinated Debentures will be given not less than 30 nor more than 60 days' notice of any redemption.

               REDEMPTION PROCEDURES

               Preferred Trust Securities shall be redeemed at the redemption price plus accrued and unpaid distributions with the proceeds from the contemporaneous redemption of Junior Subordinated Debentures. Redemptions of the Preferred Trust Securities shall be made on a redemption date only if TXU Capital has funds available for the payment of the redemption price plus accrued and unpaid distributions.

               Notice of redemption of Preferred Trust Securities will be irrevocable. On or before the redemption date, TXU Capital will irrevocably deposit with the paying agent for Preferred Trust Securities sufficient funds and will give the paying agent irrevocable instructions and authority to pay the redemption price plus accrued and unpaid distributions to the holders upon surrender of their Preferred Trust Securities. Distributions payable on or before a redemption date shall be payable to the holders on the record date for the distribution payment. If notice is given and funds are deposited as required, then on the redemption date all rights of holders of the Preferred Trust Securities called for redemption will cease, except the right of the holders to receive the redemption price plus accrued and unpaid distributions, and the Preferred Trust Securities will cease to be outstanding. No interest will accrue on amounts payable on the redemption date. In the event that any date fixed for redemption of Preferred Trust Securities is not a business day, then payment will be made on the next business day. No interest will be payable because of any such delay. If payment of Preferred Trust Securities called for redemption is improperly withheld or refused and not paid either by TXU Capital or by TXU Corp pursuant to the Guarantee, distributions on such Preferred Trust Securities will continue to accrue to the date of payment. That date will be considered the date fixed for redemption for purposes of calculating the redemption price plus accrued and unpaid distributions.

               Subject to applicable law, including United States federal securities law, TXU Corp may purchase outstanding Preferred Trust Securities by tender, in the open market or by private agreement.

               If Preferred Trust Securities are partially redeemed on a redemption date, a corresponding percentage of the Common Trust Securities will be redeemed. The particular Preferred Trust Securities to be redeemed shall be selected not more than 60 days prior to the redemption date by the Property Trustee by such method as the Property Trustee shall deem fair, taking into account the denominations in which they were issued. The Property Trustee shall promptly notify the Preferred Trust Security registrar in writing of the Preferred Trust Securities selected for redemption and, where applicable, the partial amount to be redeemed.

               SUBORDINATION OF COMMON TRUST SECURITIES

               Payment of distributions on, and the redemption price, plus accrued and unpaid distributions, of, the Preferred Trust Securities and Common Trust Securities shall be made pro rata based on the liquidation preference amount. However, if on any distribution payment date or redemption date an event of default under the Trust Agreement has occurred and is continuing, no payment on any Common Trust Security shall be made until all payments due on the Preferred Trust Securities have been made. In that case, funds available to the Property Trustee shall first be applied to the payment in full of all distributions on, or the redemption price plus accrued and unpaid distributions, of, Preferred Trust Securities then due and payable.

               If an event of default under the Trust Agreement results from an event of default under the Subordinated Indenture, the holder of Common Trust Securities cannot take action with respect to the Trust Agreement default until the effect of all defaults with respect to Preferred Trust Securities has been cured, waived or otherwise eliminated. Until the event of default under the Trust Agreement with respect to Preferred Trust Securities has been cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of Preferred Trust Securities and not the holders of the Common Trust Securities. Only holders of Preferred Trust Securities will have the right to direct the Property Trustee to act on their behalf.

               LIQUIDATION DISTRIBUTION UPON DISSOLUTION

               TXU Capital shall dissolve and shall be liquidated by the Property Trustee on the first to occur of:

               .    The expiration of the term of TXU Capital;

               .    The bankruptcy, dissolution or liquidation of TXU Corp;

               .    Redemption of all of the Preferred Trust Securities;

               . The entry of an order for dissolution of TXU Capital by a court of competent jurisdiction; and

               .    At any time, at the election of TXU Corp.

               If an early dissolution occurs because of bankruptcy, dissolution or liquidation of TXU Corp, if all the Preferred Trust Securities are redeemed, or if TXU Corp so elects, TXU Capital shall be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be
          appropriate.   The  Property Trustee  will  provide for  the
          satisfaction of liabilities of creditors, if any, and distribute to each holder of the Preferred Trust Securities and Common
          Trust Securities a proportionate amount of Junior Subordinated Debentures. If a distribution of Junior Subordinated Debentures is determined by the Property Trustee not to be practical, holders will be entitled to receive, out of the assets of TXU Capital after adequate provision for the satisfaction of liabilities of creditors, if any, an amount equal to the aggregate liquidation preference of the Preferred Trust Securities plus accrued and unpaid distributions thereon to the date of payment. If this liquidation distribution can be paid only in part
          because   TXU  Capital  has  insufficient  assets available to
          pay in full the aggregate liquidation distribution, then the amounts payable directly by TXU Capital on the Preferred Trust Securities shall be paid on a pro rata basis. TXU Corp, as holder of the Common Trust Securities, will be entitled to receive distributions upon any dissolution pro rata with the holders of the Preferred Trust Securities, except that if an event of default has occurred and is continuing under the Trust Agreement, the Preferred Trust Securities will have a preference over the Common Trust Securities.

               EVENTS OF DEFAULT; NOTICE

               Any one of the following events will be an event of default under the Trust Agreement whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

               . The occurrence of an Event of Default as described in the Subordinated Indenture;

               .    Default  by   TXU  Capital   in  the  payment   of  any
                    distribution when it becomes due and payable, and continuation of that default for a period of 30 days;

               . Default by TXU Capital in the payment of any redemption price, plus accrued and unpaid distributions, of any Preferred Trust Security or Common Trust Security when it becomes due and payable;

               . Default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees in the Trust Agreement which is not dealt with above, and the continuation of that default or breach for a period of 60 days after notice to TXU Capital by the holders of Preferred Trust Securities having at least 10% of the total liquidation preference amount of the outstanding Preferred Trust Securities; or

               . The occurrence of certain events of bankruptcy or insolvency with respect to TXU Capital.

               Within ninety business days after the occurrence of any event of default, the Property Trustee shall transmit to the holders of Preferred Trust Securities and Common Trust Securities and TXU Corp notice of any such default actually known to the Property Trustee, unless that default will have been cured or waived.

               A  holder  of   Preferred  Trust  Securities   may  directly
          institute a proceeding to enforce payment when due directly to the holder of the Preferred Trust Securities of the principal of or interest on Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation preference amount of the holder's Preferred Trust Securities. The holders of Preferred Trust Securities have no other rights to exercise directly any other remedies available to the holder of the Junior Subordinated Debentures unless the Trustees under the Trust Agreement fail to do so.

               Unless an Event of Default under the Subordinated Indenture has occurred and is continuing, the holder of the Common Trust Securities may remove the Property Trustee at any time. If an event of default has occurred and is continuing, the holders of a majority of the total liquidation preference amount of the outstanding Preferred Trust Securities may remove the Property Trustee. Any resignation or removal of the Property Trustee will take effect only on the acceptance of appointment by the successor Property Trustee.

               If a default has occurred under the Subordinated Indenture but has not become an event of default solely because of the requirement that time lapse or notice be given, the Preferred Trust Securities shall have a preference over the Common Trust Securities upon dissolution of TXU Capital.

               MERGER OR CONSOLIDATION OF THE PROPERTY TRUSTEE OR THE DELAWARE TRUSTEE

               If the Property Trustee or the Delaware Trustee merge, consolidate with another entity, or if any entity succeeds to all or substantially all the corporate trust business of the Property Trustee or the Delaware Trustee, the successor or surviving company shall be the successor to the Property Trustee or the Delaware Trustee under the Trust Agreement, so long as it is otherwise qualified and eligible.

               VOTING RIGHTS

               Except with respect to amendments to the Trust Agreement and amendments and assignment of the Guarantee, the holders of Preferred Trust Securities will have no voting rights not otherwise required by law or the Trust Agreement.

               While   Junior  Subordinated  Debentures  are  held  by  the
          Property Trustee, the Property Trustee will not:

               . Direct the time, method and place to conduct any proceeding for any remedy available to the Debenture Trustee, or to execute any trust or power conferred on the Debenture Trustee with respect to the Junior Subordinated Debentures;

               .    Waive  any   past   default  under   the   Subordinated
                    Indenture;

               . Exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures will be due and payable; or

               . Consent to any amendment, modification or termination of the Subordinated Indenture or the Junior Subordinated Debentures, where that consent will be required;

          without, in each case, obtaining the prior approval of the holders of Preferred Trust Securities having at least 66 2/3% of the liquidation preference amount of the outstanding Preferred Trust Securities. Where a consent of each holder of Junior Subordinated Debentures affected is required, no consent shall be given by the Property Trustee without the prior consent of each holder of the Preferred Trust Securities. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the holders of Preferred Trust Securities. If the Property Trustee fails to enforce its rights under the Junior Subordinated Debentures or the Trust Agreement, to the fullest extent permitted by law, a holder of the Preferred Trust Securities may institute a legal proceeding directly against TXU Corp to enforce the Property Trustee's rights under the Junior Subordinated Debentures or the Trust Agreement without first instituting any legal proceeding against the Property Trustee or any one else. The Property Trustee shall notify all holders of Preferred Trust Securities of any notice of default received from the Debenture Trustee. The Property Trustee shall not take any action approved by the consent of the holders without an opinion of counsel experienced in those matters to the effect that TXU Capital will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of that action.

               Holders of Preferred Trust Securities may give any required approval at a meeting convened for such purpose or by written consent. The Administrative Trustees will give notice of any meeting at which holders of Preferred Trust Securities are entitled to vote.

               No vote or consent of the holders of Preferred Trust Securities will be required for TXU Capital to redeem and cancel Preferred Trust Securities in accordance with the Trust Agreement.

               Notwithstanding that holders of Preferred Trust Securities are entitled to vote or consent under any of the circumstances described above, any of Preferred Trust Securities that are owned by TXU Corp, any Trustee under the Trust Agreement or any affiliate of TXU Corp, shall be treated as if they were not outstanding for purposes of such vote or consent.

               Holders of Preferred Trust Securities will have no rights to appoint or remove the Administrative Trustees of TXU Capital, who may be appointed, removed or replaced solely by TXU Corp as the holder of the Common Trust Securities.

               AMENDMENTS

               The Trust Agreement may be amended from time to time by TXU Capital and TXU Corp, without the consent of any holders of Preferred Trust Securities and Common Trust Securities:

               . To cure any ambiguity, correct inconsistent provisions, make any other provisions with respect to matters or questions arising under the Trust Agreement that do not conflict with the other provisions of the Trust Agreement or any amendments of the Trust Agreement; or to change the name of the Trust; or

               . To modify, eliminate or add to any provisions of the Trust Agreement to the extent necessary to ensure that TXU Capital will not be classified for United States federal income tax purposes as an association taxable as a corporation at any time that any Preferred Trust Securities and Common Trust Securities are outstanding or to ensure TXU Capital's exemption from the status of an "investment company" under the Investment Company Act of 1940.

          No amendment described above may materially adversely affect the interests of any holder of Preferred Trust Securities and Common Trust Securities. Any of these amendments of the Trust Agreement shall become effective when notice of the amendment is given to the holders of Preferred Trust Securities and Common Trust Securities.

               Except as provided below, any provision of the Trust Agreement may be amended by the Trustees and TXU Corp with:

               . The consent of holders of Preferred Trust Securities and Common Trust Securities representing not less than a majority in aggregate liquidation preference amount of the Preferred Trust Securities and Common Trust Securities then outstanding; and

               . Receipt by the Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with the amendment will not cause TXU Capital to be classified for federal income tax purposes as an association taxable as a corporation or affect TXU Capital's exemption from status of an "investment company" under the Investment Company Act.

               Each holder of Preferred Trust Securities or Common Trust Securities must have consented to any amendment to the Trust Agreement that:

               . Changes the amount or timing of any distribution with respect to Preferred Trust Securities or Common Trust Securities or otherwise adversely affects the amount of any distribution required to be made in respect of Preferred Trust Securities and Common Trust Securities as of a specified date; or

               . Restricts the right of a holder of Preferred Trust Securities and Common Trust Securities to institute suit for the enforcement of any such payment on or after that date.

               CO-TRUSTEES AND SEPARATE TRUSTEE

               If no event of default under the Trust Agreement has occurred and is continuing, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property of TXU Capital may at the time be located, TXU Corp, as depositor, and the Property Trustee may appoint one or more persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of the trust property, or to act as separate trustee of any trust property. Upon the written request of the Property Trustee, TXU Corp, as depositor, will for that purpose join with the Property Trustee in the execution, delivery and performance of all instruments necessary or proper to make that appointment. The appointment will vest in that person or persons in that capacity, any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement. If TXU Corp, as depositor, does not join in that appointment within 15 days after the receipt by it of a request so to do, or in case an event of default under the Subordinated Indenture has occurred and is continuing, the Property Trustee alone shall have power to make that appointment.

               FORM, EXCHANGE, AND TRANSFER

               Preferred Trust Securities may be exchanged for other Preferred Trust Securities in any authorized denomination and of like tenor and aggregate liquidation preference.

               Subject to the terms of the Trust Agreement, Preferred Trust Securities may be presented for exchange as provided above or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the Preferred Trust Security registrar or at the office of any transfer agent designated by TXU Corp for such purpose. TXU Corp may designate itself the Preferred Trust Security registrar. No service charge will be made for any registration of transfer or exchange of Preferred Trust Securities, but TXU Corp may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer. A transfer or exchange will be made when the transfer agent is satisfied with the documents of title and identity of the person making the request. TXU Corp may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that TXU Corp will be required to maintain a transfer agent in each place of payment for Preferred Trust Securities.

               TXU Capital will not be required to (1) issue, register the transfer of, or exchange any Preferred Trust Securities during the 15 calendar days before the mailing of a notice of redemption of any Preferred Trust Securities called for redemption and ending at the close of business on the day the notice is mailed or (2) register the transfer of or exchange any Preferred Trust Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Preferred Trust Securities being redeemed in part.

               REGISTRAR AND TRANSFER AGENT

               Texas Utilities Services Inc., doing business as TXU Business Services Company, will act as registrar and transfer agent for the Preferred Trust Securities.

               Registration of transfers of the Preferred Trust Securities will be made without charge by TXU Capital, unless tax or other governmental charges are imposed. In that case, the holder requesting transfer must pay the tax or charges and give such indemnity as TXU Capital or TXU Corp may require.

               CONCERNING THE PROPERTY TRUSTEE

               The Property Trustee acts as trustee under other indentures with respect to TXU Corp's obligations. TXU Corp maintains deposit accounts and credit and liquidity facilities and conducts other banking transactions with the Property Trustee in the ordinary course of their businesses. The Property Trustee also acts as the Guarantee Trustee under the Guarantee and the Debenture Trustee under the Subordinated Indenture.

               DUTIES OF THE TRUSTEES

               The Delaware Trustee will act as the resident trustee in the State of Delaware and will have no other significant duties. The Property Trustee will hold the Junior Subordinated Debentures on behalf of TXU Capital and will maintain a payment account with respect to the Preferred Trust Securities and Common Trust
          Securities, and will also act as trustee under the Trust Agreement for the purposes of the Trust Indenture Act.

               The Administrative Trustees of TXU Capital are authorized and directed to conduct the affairs of TXU Capital and to operate TXU Capital so that TXU Capital will not be deemed to be an "investment company" required to be registered under the Investment Company Act or taxed as a corporation for United
          States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of TXU

          Corp for United States federal income tax purposes. In this regard, the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Trust Agreement, that the Administrative Trustees determine in their discretion to be necessary or desirable for those purposes, as long as the action does not materially adversely affect the interests of the holders of the Preferred Trust Securities.

               MISCELLANEOUS

               Holders of the Preferred Trust Securities have no preemptive or similar rights.


                             DESCRIPTION OF THE GUARANTEE

               Selected provisions of the Guarantee that TXU Corp will execute and deliver for the benefit of the holders of the Preferred Trust Securities are summarized below. The summary is not complete. The form of Guarantee was filed with the SEC and you should read the Guarantee for provisions that may be important to you. The Guarantee will be qualified as an indenture under the Trust Indenture Act. You should refer to the Trust Indenture Act for provisions that apply to the Guarantee. Whenever particular defined terms of the Guarantee are referred to, those defined terms are incorporated herein by reference.

               The Bank of New York will act as Guarantee Trustee under the Guarantee. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Trust Securities.

               GENERAL TERMS OF THE GUARANTEE

               TXU Corp will fully and unconditionally agree to make the guarantee payments listed below in full to the holders of the Preferred Trust Securities if they are not made by TXU Capital, as and when due, regardless of any defense, right of set-off or counterclaim that TXU Corp may have or assert. The following payments will be subject to the Guarantee (without duplication):

               . Any accrued and unpaid distributions required to be paid on Preferred Trust Securities, to the extent TXU Capital has funds available therefor;

               . The redemption price, plus all accrued and unpaid distributions, for any Preferred Trust Securities called for redemption by TXU Capital, to the extent TXU Capital has funds available therefor; and

               . Upon a voluntary or involuntary dissolution, winding-up or termination of TXU Capital except in connection with the distribution of Junior Subordinated Debentures to the holders in exchange for Preferred Trust Securities as provided in the Trust Agreement or upon a redemption of all of the Preferred Trust Securities upon maturity or redemption of the Junior Subordinated Debentures as provided in the Trust Agreement, the lesser of:

                    (1) the aggregate of the liquidation preference and all accrued and unpaid distributions on Preferred Trust Securities to the date of payment; and

                    (2) the amount of assets of TXU Capital remaining available for distribution to holders of Preferred Trust Securities in liquidation of TXU Capital.

          TXU Corp's obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by TXU Corp to the holders of Preferred Trust Securities or by causing TXU Capital to pay those amounts to those holders.

               The Guarantee will be a guarantee with respect to the Preferred Trust Securities, but will not apply to any payment of distributions if and to the extent that TXU Capital does not have funds available to make those payments or to any collection of payment.

               If TXU Corp does not make interest payments on the Junior Subordinated Debentures held by TXU Capital, TXU Capital will not have funds available to pay distributions on the Preferred Trust Securities. The Guarantee will rank subordinate and junior in right of payment to all liabilities of TXU Corp except liabilities that are equal in right of payment by their terms.

               TXU Corp will  enter into  an Agreement as  to Expenses  and
          Liabilities with TXU Capital, to provide funds to TXU Capital as needed to pay obligations of TXU Capital to parties other than holders of Preferred Trust Securities. The Junior Subordinated Debentures and the Guarantee, together with the obligations of TXU Corp with respect to the Preferred Trust Securities under the Subordinated Indenture, the Trust Agreement, the Guarantee and the Agreement as to Expenses and Liabilities, constitute a full and unconditional guarantee of the Preferred Trust Securities by TXU Corp. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes that guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guaranteeby TXU Corp of the Preferred Trust Securities.

               AMENDMENTS AND ASSIGNMENT

               No vote is required for changes to the Trust Agreement that do not materially adversely affect the rights of holders of Preferred Trust Securities. Other terms of the Guarantee may be changed only with the prior approval of the holders of the Preferred Trust Securities having at least 66 2/3% of the liquidation preference amount of the outstanding Preferred Trust Securities. All guarantees and agreements contained in the Guarantee will bind the successors, assigns, receivers, trustees and representatives of TXU Corp and will inure to the benefit of the holders of the Preferred Trust Securities then outstanding.

               EVENTS OF DEFAULT

               An event of default under the Guarantee will occur if TXU Corp fails to perform any of its payment obligations under the Guarantee. The holders of the Preferred Trust Securities having a majority of the liquidation preference of the Preferred Trust Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee under the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

               If the Guarantee Trustee fails to enforce the Guarantee, any holder of the Preferred Trust Securities may enforce the Guarantee, or institute a legal proceeding directly against TXU Corp to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against TXU Capital, the Guarantee Trustee or anyone else.

               TXU Corp will be required to provide an annual statement to the Guarantee Trustee about TXU Corp's performance of some of its obligations under the Guarantee and any default in its performance of the obligations.

               TXU Corp will also be required to file annually with the Guarantee Trustee an officer's certificate as to TXU Corp's compliance with all conditions under the Guarantee.

               INFORMATION CONCERNING THE GUARANTEE TRUSTEE

               The Guarantee Trustee will undertake to perform only those duties specifically set forth in the Guarantee until a default occurs. After a default under the Guarantee, the Guarantee Trustee must exercise the same degree of care in its duties as a prudent individual would exercise in the conduct of his or her own affairs. Otherwise, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the

          Guarantee at the request of any holder of the Preferred Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.

               TERMINATION OF THE GUARANTEE

               The Guarantee will terminate and be of no further force and effect upon:

               . Full payment of the redemption price, plus accrued and unpaid distributions, for all the Preferred Trust Securities;

               . The distribution of Junior Subordinated Debentures to holders of the Preferred Trust Securities in exchange for all of the Preferred Trust Securities; or

               . Full payment of the amounts payable upon liquidation of TXU Capital.

               The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Trust Securities must restore payment of any sums paid under the Preferred Trust Securities or the Guarantee.

               STATUS OF THE GUARANTEE

               The Guarantee will be an unsecured obligation of TXU Corp and will rank:

               . Subordinate and junior in right of payment to all liabilities of TXU Corp, except any liabilities that are equal in right of payment by their terms;

               . Equal in right of payment with the most senior preferred or preference stock that may be issued by TXU Corp and with any guarantee that may be entered into by TXU Corp in respect of any preferred or preference stock of any affiliate of TXU Corp; and

               .    Senior to TXU Corp's common stock.

               The Trust Agreement provides that by accepting Preferred Trust Securities, a holder agrees to the subordination provisions and other terms of the Guarantee.

               The Guarantee will be a guarantee of payment and not of collection, that is, the guaranteed party may institute a legal proceeding directly against TXU Corp to enforce its rights under the Guarantee without first instituting a legal proceeding against anyone else.

               Because TXU Corp is  a holding company that conducts  all of its operations through subsidiaries, obligations under the Guarantee, as obligations of a holding company, will generally have a position junior to claims of creditors and preferred stockholders of the subsidiaries of TXU Corp.

               GOVERNING LAW

               The  Guarantee   will  be  governed  by   and  construed  in
          accordance with the laws of the State of New York.

                  DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

               The Junior Subordinated Debentures which the Property Trustee will hold on behalf of TXU Capital as trust assets will be subordinated obligations of TXU Corp. The Junior Subordinated Debentures will be issued under the Subordinated Indenture, dated December 1, 1998, between TXU Corp and The Bank of New York, as Debenture Trustee with respect to the Junior Subordinated Debentures.

               Selected provisions of the Subordinated Indenture are summarized below. This summary is not complete. The form of the Subordinated Indenture has been filed with the SEC, and you should read the Subordinated Indenture for provisions that may be important to you. The Subordinated Indenture will be qualified under the Trust Indenture Act. You should refer to the Trust Indenture Act for provisions that apply to the Junior Subordinated Debentures. Whenever particular provisions or defined terms in a Subordinated Indenture are referred to under the DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES, those provisions or defined terms are incorporated by reference herein.

               The Subordinated Indenture provides for the issuance of subordinated debt other than the Junior Subordinated Debentures in an unlimited amount from time to time. The Junior Subordinated Debentures issued to TXU Capital will constitute a separate series under the Subordinated Indenture.

               A prospectus supplement and an officer's certificate relating to the Junior Subordinated Debentures being offered will include specific terms relating to that offering. These terms will include some or all of the following:

          .    The title of the Junior Subordinated Debentures;

          .    The  total  principal  amount  of  the  Junior  Subordinated
               Debentures;

          . The dates on which the principal of the Junior Subordinated Debentures will be payable and how it will be paid;

          . The interest rate or rates which the Junior Subordinated Debentures will bear, or how the rate or rates will be determined, the interest payment dates for the Junior Subordinated Debentures and the regular record dates for interest payments;

          . Any right to extend the interest payment periods for the Junior Subordinated Debentures;

          . The percentage, if less than 100%, of the principal amount of the Junior Subordinated Debentures, which will be payable if the maturity of the Junior Subordinated Debentures is accelerated;

          .    Any  date   or  dates  on  which   the  Junior  Subordinated
               Debentures may be redeemed at the option of TXU Corp and any restrictions on those redemptions;

          .    Any sinking fund or other provisions that would obligate TXU
               Corp  to   repurchase  or   otherwise   redeem  the   Junior
               Subordinated Debentures;

          . Any changes or additions to the Events of Default under the Subordinated Indenture or changes or additions to the covenants of TXU Corp under the Subordinated Indenture;

          . If the Junior Subordinated Debentures will be issued in denominations other than $25;

          . If payments on the Junior Subordinated Debentures may be made in a currency or currencies other than United States dollars;

          . Any rights or duties of another person to assume the obligations of TXU Corp with respect to the Subordinated Debentures;

          . Any collateral, security, assurance or guarantee for the Junior Subordinated Debentures; and

          . Any other terms of the Junior Subordinated Debentures not inconsistent with the terms of the Subordinated Indenture.

               The Junior Subordinated Debentures will be limited in aggregate principal amount to the sum of the aggregate liquidation preference amount of the Preferred Trust Securities and the consideration paid by TXU Corp for the Common Trust Securities. The Junior Subordinated Debentures are unsecured, subordinated obligations of TXU Corp which rank junior to all of TXU Corp's Senior Indebtedness. The amounts payable as principal and interest on the Junior Subordinated Debentures will be sufficient to provide for payment of distributions payable on Preferred Trust Securities and Common Trust Securities.

               If Junior Subordinated Debentures are distributed to holders of Preferred Trust Securities in a dissolution of TXU Capital, the Junior Subordinated Debentures will be issued in fully registered certificated form in the denominations and integral multiples thereof in which the Preferred Trust Securities have been issued, and they may be transferred or exchanged at the offices of the Debenture Trustee.

               Payments of  principal and interest  on Junior  Subordinated
          Debentures will be payable, the transfer of Junior Subordinated Debentures will be registrable, and Junior Subordinated
          Debentures will be exchangeable for Junior Subordinated Debentures of other denominations of the same aggregate principal amount, at the corporate trust office of the Debenture Trustee in The City of New York. However, TXU Corp may choose to make payment of interest by check mailed to the address of the persons entitled to it and may require that the payment in full of principal with respect to any Junior Subordinated Debenture be made only upon surrender of the Junior Subordinated Debenture to the Debenture Trustee.

               OPTIONAL REDEMPTION

               For so long as TXU Capital is the holder of all the related outstanding Junior Subordinated Debentures, the proceeds of any optional redemption will be used by TXU Capital to redeem Preferred Trust Securities and Common Trust Securities in accordance with their terms.

               The Debenture Trustee will give notice to the holders of any optional redemption of Junior Subordinated Debentures, not less than 30 nor more than 60 days prior to that redemption. All notices of redemption will state the redemption date and the redemption price plus accrued and unpaid interest. If less than all the Junior Subordinated Debentures are to be redeemed, the notice will identify those to be redeemed and the portion of the principal amount of any Junior Subordinated Debentures to be redeemed in part. The notice will state that on the redemption date, subject to the Debenture Trustee's receipt of the redemption monies, the redemption price plus accrued and unpaid interest will become due and payable on each Junior Subordinated Debenture to be redeemed and that interest thereon will cease to accrue on and after that date. It will name the place or places where the Junior Subordinated Debentures are to be surrendered for payment of the redemption price plus accrued and unpaid interest.

               INTEREST

               The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full month, on the basis of the actual number of days elapsed. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a business day, then payment will be made on the next business day. No interest will be paid in respect of any such delay. However, if the delayed payment date is in the next calendar year, the payment will be made on the last business day of the earlier year. These payments will have the same force and effect as if made on the date the payment was originally payable.

               OPTION TO EXTEND INTEREST PAYMENT PERIOD

               So long as there is no default in the payment of interest on the Junior Subordinated Debentures, TXU Corp may extend the interest payment period from time to time on the Junior Subordinated Debentures for one or more periods. As a consequence, distributions on Preferred Trust Securities would be deferred during any extension period. Interest would, however, continue to accrue. If TXU Corp extends the interest period or is in default under the Guarantee or with respect to payments on the Junior Subordinated Debentures, TXU Corp may not:

               . Declare or pay any dividend or distribution on its capital stock, other than dividends paid in shares of common stock of TXU Corp;

               . Redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock;

               . Redeem any indebtedness that is equal in right of payment with the Junior Subordinated Debentures; or

               . Make any guarantee payments with respect to any of the above.

               Any  extension period with respect to payment of interest on the Junior Subordinated Debentures, or any extended interest payment period in respect of other securities issued under the Subordinated Indenture or on any similar securities, will apply to all securities of the same type. Those extensions will also apply to distributions on Preferred Trust Securities and Common Securities and all other securities with terms substantially the same as Preferred Trust Securities and Common Securities. Before an extension period ends, TXU Corp may further extend the interest payment period. No extension period as further extended may exceed 20 consecutive quarters. After any extension period and the payment of all amounts then due, TXU Corp may select a new extended interest payment period. No interest period may be extended beyond the maturity of the Junior Subordinated Debentures. TXU Corp will give TXU Capital and the Debenture Trustee notice of its election of an extension period prior to the earlier of (i) one business day before the record date for the distribution which would occur if TXU Corp did not make the election to extend or (ii) the date TXU Corp is required to give notice to the NYSE or any other applicable self-regulatory organization of the record date. TXU Corp will cause TXU Capital to send notice of that election to the holders of Preferred Trust Securities.

               ADDITIONAL INTEREST

               So long as any Preferred Trust Securities remain outstanding, if TXU Capital is required to pay any taxes, duties, assessments or governmental charges imposed by the United States or any other taxing authority on income derived from the interest payments on the Junior Subordinated Debentures, then TXU Corp will pay as interest on the Junior Subordinated Debentures any additional interest that may be necessary in order that the net amounts retained by TXU Capital after the payment of those taxes, duties, assessments or governmental charges will be the same as TXU Capital would have had in the absence of the payment of those taxes, duties, assessments or governmental charges.

               ASSIGNMENT OF OBLIGATIONS

               TXU Corp may assign its obligations under the Junior Subordinated Debentures and the Subordinated Indenture to a wholly-owned subsidiary, provided that no Event of Default, or event which with passage of time or the giving of required notice, or both, would become an Event of Default, has occurred and is continuing. The subsidiary must assume in writing TXU Corp's payment obligations under the Junior Subordinated Debentures and under the Subordinated Indenture. TXU Corp must fully and unconditionally guarantee payment of the obligations of the assuming subsidiary under the Junior Subordinated Debentures and the Subordinated Indenture.

               If such an assignment is made, TXU Corp will be released and discharged from all its other obligations under the Junior Subordinated Debentures and the Subordinated Indenture. Any covenants made by TXU Corp with respect to the Junior Subordinated Debentures would become solely covenants of, and would relate only to, the subsidiary.

               DEFEASANCE

               TXU Corp will be discharged from its obligations on the subordinated debentures of a particular series if it deposits with the Debenture Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums when due on the stated maturity date or a redemption date of that series of the subordinated debentures.

               SUBORDINATION

               The Junior Subordinated Debentures will be subordinate and junior in right of payment to all Senior Indebtedness of TXU Corp. No payment of the principal of the Junior Subordinated Debentures (including redemption and sinking fund payments), or interest on the Junior Subordinated Debentures may be made until all holders of Senior Indebtedness have been paid, if any of the following occurs:

               .    Certain   events   of    bankruptcy,   insolvency    or
                    reorganization of TXU Corp;

               . Any Senior Indebtedness is not paid when due and that default continues without waiver;

               . Any other default has occurred and continues without waiver pursuant to which the holders of Senior Indebtedness have accelerated the maturity of such indebtedness; or

               . The maturity of any other series of subordinated debentures under the Subordinated Indenture has been accelerated, because of an event of default which remains uncured.

               Upon any distribution of assets of TXU Corp to creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all Senior Indebtedness must be paid in full before the holders of the Junior Subordinated Debentures are entitled to receive or retain any payment.

               Senior Indebtedness is defined in the Subordinated Indenture to include all notes and other obligations including guarantees of TXU Corp for borrowed money that is not subordinate or junior in right of payment to any other indebtedness of TXU Corp unless by its terms it is equal in right of payment to the Junior Subordinated Debentures. The obligations of TXU Corp under the Guarantee and the Junior Subordinated Debentures shall not be deemed to be Senior Indebtedness.

               The  Subordinated  Indenture  does not  limit  the aggregate amount of Senior Indebtedness that may be issued. As of December 31, 1998 TXU Corp had approximately $___ billion principal amount of indebtedness for borrowed money constituting Senior Indebtedness.

               The Junior Subordinator Debentures, as debt of a holding company, will generally have a position junior to claims of creditors and preferred stockholders of the subsidiaries of TXU Corp.

               CONSOLIDATION, MERGER, AND SALE OF ASSETS

               Under the terms of the Subordinated Indenture, TXU Corp may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

               . The surviving or successor entity is organized and validly existing under the laws of any domestic jurisdiction and it expressly assumes TXU Corp's obligations on all subordinated debentures issued under the Subordinated Indenture;

               . Immediately after giving effect to the transaction, no Event of Default or no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

               . TXU Corp shall have delivered to the Debenture Trustee an officer's certificate and an opinion of counsel as provided in the Subordinated Indenture.

               EVENTS OF DEFAULT

               "Event of Default" when used in the Subordinated Indenture with respect to any series of subordinated debentures, will mean any of the following:

               (1) failure to pay interest on any subordinated debenture for 30 days after it is due;

               (2) failure to pay the principal of or any premium on any subordinated debenture when due;

               (3) failure to perform any other covenant in the Subordinated Indenture, other than a covenant that does not relate to that series of subordinated debentures, that continues for 90 days after TXU Corp receives written notice from the Debenture Trustee or TXU Corp and the Debenture Trustee receive a written notice from 33% of the holders of the subordinated debentures of that series;

               (4)  certain   events   in    bankruptcy,   insolvency    or
                    reorganization of TXU Corp; or

               (5) any other event of default included in any supplemental indenture or officer's certificate for a specific series of subordinated debentures.

               An Event of Default for a particular series of subordinated debentures does not necessarily constitute an Event of Default for any other series of subordinated debentures issued under the Subordinated Indenture. The Debenture Trustee may withhold notice to the holders of subordinated debentures of any default except a default in the payment of principal or interest if it considers such withholding of notice to be in the best interests of the holders.

               REMEDIES

               If an Event of Default for any series of subordinated debentures occurs and continues, the Debenture Trustee or the holders of at least 33% in aggregate principal amount of the subordinated debentures of the series may declare the entire principal amount of all the subordinated debentures of that series, together with accrued interest thereon, to be due and payable immediately. However, if the Event of Default is applicable to all outstanding subordinated debentures under the Subordinated Indenture, only the Debenture Trustee or holders of at least 33% in aggregate principal amount of all outstanding subordinated debentures of all series, voting as one class, and not the holders of any one series, may make that declaration of acceleration.

               At any time after a declaration of acceleration with respect to the subordinated debentures of any series has been made and before a judgment or decree for payment of the money due has been obtained, the Event of Default giving rise to the declaration of acceleration will be considered waived, and the declaration and its consequences will be considered rescinded and annulled, if:

               . TXU Corp has paid or deposited with the Debenture Trustee a sum sufficient to pay:

                    (1)  all   overdue   interest   on   all   subordinated
                         debentures of the series;

                    (2) the principal of and premium, if any, on any subordinated debentures of the series which have otherwise become due and interest that is currently due;

                    (3)  interest on overdue interest; and

                    (4) all amounts due to the Debenture Trustee under the Subordinated Indenture; and

               .    Any  other  Event  of   Default  with  respect  to  the
                    subordinated debentures of that series has been cured or waived as provided in the Subordinated Indenture.

               There is no automatic acceleration, even in the event of bankruptcy, insolvency or reorganization of TXU Corp.

               Other than its duties in case of an Event of Default, the Debenture Trustee is not obligated to exercise any of its rights or powers under the Subordinated Indenture at the request, order or direction of any of the holders, unless the holders offer the Debenture Trustee a reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in principal amount of any series of subordinated debentures will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee or exercising any power conferred upon the Debenture Trustee. However, if the Event of Default relates to more than one series, only the holders of a majority in aggregate principal amount of all affected series will have the right to give this direction. The Debenture Trustee is not obligated to comply with directions that conflict with law or other provisions of the Subordinated Indenture.

               No holder of subordinated debentures of any series will have any right to institute any proceeding under the Subordinated Indenture, or any remedy under the Subordinated Indenture, unless:

               .    The  holder  has  previously  given  to  the  Debenture
                    Trustee  written  notice  of  a  continuing  Event   of
                    Default;

               . The holders of a majority in aggregate principal amount of the outstanding subordinated debentures of all series in respect of which an Event of Default will have occurred and be continuing have made a written request to the Debenture Trustee, and have offered reasonable indemnity to the Debenture Trustee to institute proceedings; and

               . The Debenture Trustee has failed to institute any proceeding for 60 days after notice.

          However, these limitations do not apply to a suit by a holder of a subordinated debenture for payment of the principal, premium or interest on a subordinated debenture on or after the applicable due date.

               TXU Corp will provide to the Debenture Trustee an annual statement by an appropriate officer as to TXU Corp's compliance with all conditions and covenants under the Subordinated Indenture.

               ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED TRUST SECURITIES

               If there is an Event of Default, then the holders of Preferred Trust Securities will rely on the Property Trustee or the Debenture Trustee, acting for the benefit of the Property Trustee, to enforce the Property Trustee's rights against TXU Corp as a holder of the Junior Subordinated Debentures. However, a holder of Preferred Trust Securities may enforce the Subordinated Indenture directly against TXU Corp to the same extent as if the holder of Preferred Trust Securities held a principal amount of Junior Subordinated Debentures equal to the aggregate liquidation amount of its Preferred Trust Securities.

               The holders of Preferred Trust Securities would not be able to exercise directly against TXU Corp any other rights unless the Property Trustee or the Debenture Trustee failed to do so for 60 days. Upon such failure, the holders of a majority of the aggregate liquidation amount of the outstanding Preferred Trust Securities would have the right to directly institute proceedings for enforcement of all other rights against TXU Corp to the fullest extent permitted by law.

               MODIFICATION AND WAIVER

               Without the consent of any holder of subordinated debentures, TXU Corp and the Debenture Trustee may enter into one or more supplemental indentures for any of the following purposes:

               . To evidence the assumption by any permitted successor of the covenants of TXU Corp in the Subordinated Indenture and in the subordinated debentures;

               . To add additional covenants of TXU Corp or to surrender any right or power of TXU Corp under the Subordinated Indenture;

               .    To add additional events of default;

               . To change or eliminate or add any provision to the Subordinated Indenture; provided, however, if the change will adversely affect the interests of the holders of subordinated debentures of any series in any material respect, the change, elimination or addition will become effective only:

                    (1) when the consent of the holders of subordinated debentures of that series has been obtained in accordance with the Subordinated Indenture; or

                    (2) when no subordinated debentures of the affected series remain outstanding under the Subordinated Indenture;

               . To provide collateral security for all but not part of the subordinated debentures;

               .    To   establish  the  form   or  terms  of  subordinated
                    debentures of any other series as permitted by the Subordinated Indenture;

               . To provide for the authentication and delivery of bearer securities and coupons appertaining thereto;

               .    To   evidence  and  provide   for  the   acceptance  of
                    appointment of a successor trustee;

               .    To provide  for the  procedures required  for use  of a
                    noncertificated   system   of   registration  for   the
                    subordinated debentures of all or any series;

               . To change any place where principal, premium and interest shall be payable, subordinated debentures may be surrendered for registration of transfer or exchange and notices to TXU Corp may be served; or

               . To cure any ambiguity or inconsistency or to make any other provisions with respect to matters and questions arising under the Subordinated Indenture; provided that the action will not adversely affect the interests of the holders of subordinated debentures of any series in any material respect.

               The holders of at least a majority in aggregate principal amount of the subordinated debentures of all series then
          outstanding  may   waive  compliance   by  TXU  Corp   with  some
          restrictive provisions of the Subordinated Indenture. The holders of not less than a majority in principal amount of the outstanding subordinated debentures of any series may waive any past default under the Subordinated Indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and some covenants and provisions of the Subordinated Indenture that cannot be modified or be amended without the consent of the holder of each outstanding subordinated debenture of the series affected.

               If the Trust Indenture Act is amended after the date of the Subordinated Indenture in such a way as to require changes to the Subordinated Indenture, the Subordinated Indenture will be deemed to be amended so as to conform to that amendment of the Trust Indenture Act. TXU Corp and the Debenture Trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence the amendment.

               The consent of the holders of a majority in aggregate principal amount of the subordinated debentures of all series then outstanding is required for all other modifications to the Subordinated Indenture. However, if less than all of the series of subordinated debentures outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of all series that are directly affected will be required. No such amendment or modification may:

               . Change the stated maturity of the principal of, or any installment of principal of or interest on any subordinated debenture, or reduce the principal amount of any subordinated debenture or its rate of interest or change the method of calculating that interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any subordinated debenture, without the consent of the holder;

               . Reduce the percentage in principal amount of the outstanding subordinated debentures of any series whose consent is required for any supplemental indenture, or any waiver of compliance with a provision of the Subordinated Indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without the consent of all the holders of the series; or

               . Modify some of the provisions of the Subordinated Indenture relating to supplemental indentures, waivers of some covenants and waivers of past defaults with respect to the subordinated debentures of any series, without the consent of the holder of each outstanding subordinated debenture affected thereby.

               A supplemental indenture which changes the Subordinated Indenture solely for the benefit of one or more particular series of subordinated debentures, or modifies the rights of the holders of subordinated debentures of one or more series, will not affect the rights under the Subordinated Indenture of the holders of the subordinated debentures of any other series. So long as any of Preferred Trust Securities remain outstanding, the Debenture Trustee may not consent to a supplemental indenture without the prior consent of the holders of a majority in aggregate liquidation preference of all Preferred Trust Securities or, in the case of changes described in the clauses immediately above, 100% in aggregate liquidation preference of all such Preferred Trust Securities then outstanding which would be affected thereby.

               The Subordinated Indenture provides that subordinated debentures owned by TXU Corp or anyone else required to make payments on the subordinated debentures shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent.

               TXU Corp may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other such act of holders, but TXU Corp shall have no obligation to do so.
          If TXU Corp fixes a record date, the request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on the record date will be considered to be holders for the purposes of determining whether holders of the required percentage of the outstanding subordinated debentures have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose the outstanding subordinated debentures shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder will bind every future holder of the same subordinated debenture and the holder of every subordinated debenture issued upon the registration of transfer of or exchange of subordinated debentures. A transferee will be bound by acts of the Debenture Trustee or TXU Corp in reliance thereon, whether or not notation of that action is made upon the subordinated debenture.

               RESIGNATION OF DEBENTURE TRUSTEE

               The Debenture Trustee may resign at any time by giving written notice to TXU Corp or may be removed at any time by act of the holders of a majority in principal amount of all series of
          subordinated  debentures  then   outstanding  delivered  to  the
          Debenture Trustee and TXU Corp. No resignation or removal of the Debenture Trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor trustee. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing and except with respect to a trustee appointed by act of the holders, if TXU Corp has delivered to the Debenture Trustee a resolution of its Board of Directors appointing a successor trustee and the successor has accepted that appointment in accordance with the terms of the respective Subordinated Indenture, the Debenture Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Subordinated Indenture.

               NOTICES

               Notices to holders of subordinated debentures will be given by mail to the addresses of the holders as they may appear in the security register therefor.

               TITLE

               TXU Corp, the Debenture Trustee, and any agent of TXU Corp or the Debenture Trustee, may treat the person in whose name subordinated debentures are registered as the absolute owner thereof, whether or not the subordinated debt may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary.

               GOVERNING LAW

               The Subordinated Indenture and the subordinated debentures will be governed by, and construed in accordance with, the laws of the State of New York.

               CONCERNING THE DEBENTURE TRUSTEE

               The Debenture Trustee under the Subordinated Indenture will be The Bank of New York. In addition to acting as Debenture Trustee, The Bank of New York will act as Property Trustee under the Trust Agreement and as Guarantee Trustee under the Guarantee. The Bank of New York (Delaware) will act as the Delaware Trustee under the Trust Agreement. In addition, The Bank of New York acts, and may act, as trustee under various indentures and trusts of TXU Corp and its affiliates.


                                 PLAN OF DISTRIBUTION

               The Debt Securities, the Preference Stock and the Preferred Trust Securities may be offered (a) through agents; (b) through underwriters or dealers; or (c) directly to purchasers.

               BY AGENTS

               The Debt Securities, the Preference Stock and Preferred Trust Securities may be sold through agents designated by TXU Corp.

               BY UNDERWRITERS

               If underwriters are used in the sale, the Debt Securities, the Preference Stock and Preferred Trust Securities will be acquired by the underwriters for their own account. The underwriters may resell the Debt Securities, the Preference Stock and Preferred Trust Securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may sell the Debt Securities,  the Preference Stock and Preferred
          Trust  Securities directly  or  through  underwriting  syndicates
          represented  by managing  underwriters.   The obligations  of the
          underwriters to purchase the  Debt Securities, the Preference
          Stock and Preferred Trust Securities  will   be  subject   to
          certain  conditions.     The underwriters will be obligated  to
          purchase all the offered Debt Securities, the Preference Stock and Preferred Trust Securities if any are purchased. If a dealer is used in the sale, TXU Corp or TXU Capital will sell the Debt Securities, the Preference Stock and Preferred
          Trust Securities, as the case may be, to the dealer as principal. The dealer may then resell the Debt Securities, the Preference Stock and Preferred Trust Securities at varying prices determined at the time of resale.

               DIRECT SALES

               The Debt Securities, the Preference Stock and Preferred Trust Securities may also be sold directly by TXU Corp. In this case, no underwriters or agents would be involved.

               GENERAL INFORMATION

               Underwriters,  dealers and  agents that  participate  in the
          distribution   of  the  Debt   Securities, the Preference Stock
          and   Preferred  Trust Securities may be underwriters  as defined in the Securities Act and any discounts or commissions received by them from TXU Corp or TXU Capital and any profit on the resale of the Debt Securities, the Preference Stock and Preferred Trust Securities by them may be treated as underwriting discounts
          under   the  Securities  Act.  Any underwriters, dealers or agents will be identified and their compensation described in a prospectus supplement.

               TXU   Corp  or   TXU  Capital   may  authorize   agents  and
          underwriters  to  solicit  offers   by  certain  institutions  to
          purchase Debt Securities, the Preference Stock and Preferred Trust Securities at the public offering price and on terms described in the applicable prospectus supplement.

               TXU Corp may have agreements with agents, underwriters and dealers to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the agents, underwriters, dealers and remarketing firms may be required to make.

               None of the Debt Securities, the Preference Stock or Preferred Trust Securities has an established trading market.  TXU Corp may decide  to list any series of Securities on an exchange.  However,  TXU Corp will not  be obligated to list  securities on  an exchange  unless it states
          otherwise in  a prospectus supplement.   TXU  Corp cannot
          assure that there will be any liquidity of the trading market for any of the Debt Securities, the Preference Stock and Preferred Trust Securities.

               Agents, underwriters and dealers may engage in transactions with, or perform services for, TXU Corp or its subsidiaries in the ordinary course of business.


                                 EXPERTS AND LEGALITY

               The consolidated financial statements of TXU Corp and subsidiaries, except TXU Eastern Holdings Limited, included in the 1998 10-K incorporated herein by reference, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report included in the 1998 10-K. The consolidated financial statements of TXU Eastern Holdings Limited have been audited by PricewaterhouseCoopers, independent accountants, as stated in their report included in the 1998 10-K. Those financial statements are not included in the 1998 10-K. The consolidated financial statements of TXU Corp and subsidiaries have been incorporated by reference herein in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing.

               With respect to the unaudited condensed consolidated interim financial information of TXU Corp and subsidiaries, except TXU Eastern Holdings Limited, for the periods ended March 31, 1999 and 1998, which is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on that information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

               The  statements   made  as  to  matters  of  law  and  legal
          conclusions in the 1998 10-K under Part I, Item 1 -- Business -- US Electric Segment -- Regulation and Rates and -- US Gas Segment -- Regulation and Rates, and Environmental Matters,
          -- US Segments, incorporated herein by reference, have been reviewed by Worsham, Forsythe & Wooldridge, L.L.P., Dallas,
          Texas,  General Counsel for TXU Corp.   All those statements
          have been incorporated by reference herein in reliance upon the opinion of that firm given upon their authority as experts. At December 31, 1998, members of the firm of Worsham, Forsythe & Wooldridge, L.L.P. owned approximately 41,000 shares of the Common Stock of TXU Corp.

               Richards, Layton & Finger, P. A., Special Delaware counsel for TXU Corp and TXU Capital will issue an opinion as to certain matters of Delaware law relating to the validity of the Preferred Trust Securities, the enforceability of the Trust Agreement and the creation of TXU Capital.

               Worsham  Forsythe &  Wooldridge,  L.L.P.,  and Thelen
          Reid & Priest LLP, counsel for TXU Corp, and Winthrop, Stimson, Putnam & Roberts, New York, New York, counsel for the Underwriters will each issue an opinion as to the legality of the other
          securities  offered hereby.   Worsham  Forsythe &  Wooldridge,
          L.L.P. will issue an opinion as to all matters pertaining to incorporation of TXU Corp and all other matters of Texas law.

                                       PART II.

                        INFORMATION NOT REQUIRED IN PROSPECTUS


          ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

               The following table sets  forth the expenses payable by  TXU
          Corp in connection with the issuance and distribution of the securities to be registered.

            Filing fee-Securities and Exchange Commission......  $141,780
            Fees of Trustees...................................    30,000
            Fees of TXU Corp's counsel
               Worsham, Forsythe & Wooldridge, L.L.P. .........   200,000
               Thelen Reid & Priest LLP........................   200,000
            Fees of TXU Corp's and TXU Capital's special
               Delaware counsel................................    10,000
            Auditors' fees.....................................    50,000
            Rating agencies' fees..............................   150,000
            Printing, including Registration Statement,
              prospectuses, exhibits, etc. ....................    60,000
            Miscellaneous......................................     8,220
                                                                 --------
            Total expenses*....................................  $850,000
                                                                 ========
          -----------------------
          * Estimated.



          ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Article IX of the Restated Articles of Incorporation of TXU Corp provides as follows:

                    "The  Corporation  shall  reimburse  or  indemnify  any
               former, present or future director, officer or employee of the Corporation, or any person who may have served at its request as a director, officer or employee of another corporation, or any former, present or future director, officer or employee of the Corporation who shall have served or shall be serving as an administrator, agent or fiduciary for the Corporation or for another corporation at the request of the Corporation (and his heirs, executors and administrators) for or against all expenses and liabilities incurred by him or them, or imposed on him or them, including, but not limited to, judgments, settlements, court costs and attorneys' fees, in connection with, or arising out of, the defense of any action, suit or proceeding in which he may be involved by reason of his being or having been such director, officer or employee, except with respect to matters as to which he shall be adjudged in such action, suit or proceeding to be liable because he did not act in good faith, or because of dishonesty or conflict of interest in the performance of his duty.

                    "No  former,  present or  future  director, officer  or
               employee of the Corporation (or his heirs, executors and administrators) shall be liable for any act, omission, step or conduct taken or had in good faith, which is required, authorized or approved by an order or orders issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute regulating the Corporation or its subsidiaries, or any amendments to any thereof. In any action, suit or proceeding based on any act, omission, step or conduct, as in this paragraph described, the provisions hereof shall be brought to the attention of the court. In the event that the foregoing provisions of this paragraph are found by the court not to constitute a valid defense, each such director, officer or employee (and his heirs, executors and administrators) shall be reimbursed for, or indemnified against, all expenses and liabilities incurred by him or them, or imposed on him or them, including, but not limited to, judgments, settlements, court costs and attorneys' fees, in connection with, or arising out of, any such action, suit or proceeding based on any act, omission, step or conduct taken or had in good faith as in this paragraph described.

                    "The foregoing  rights shall not be  exclusive of other
               rights to which any such director, officer or employee (or his heirs, executors and administrators) may otherwise be entitled under any bylaw, agreement, vote of shareholders or otherwise, and shall be available whether or not the director, officer or employee continues to be a director, officer or employee at the time of incurring such expenses and liabilities. In furtherance, and not in limitation of the foregoing provisions of this Article IX, the Corporation may indemnify and may insure any such persons to the fullest extent permitted by the Texas Business Corporation Act, as amended from time to time, or the laws of the State of Texas, as in effect from time to time."

               Article 2.02-1 of the Texas Business Corporation Act permits TXU Corp, in certain circumstances, to indemnify any present or former director, officer, employee or agent of TXU Corp against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with a proceeding in which any such person was, is or is threatened to be, made a party by reason of holding such office or position, but only to a limited extent for obligations resulting from a proceeding in which the person is found liable on the basis that a personal benefit was improperly received or in circumstances in which the person is found liable in a derivative suit brought on behalf of TXU Corp.

               Article X of the Articles of Incorporation of TXU Corp provides as follows:

                    "A director of the Corporation  shall not be liable  to
               the Corporation or its shareholders for monetary damages for any act or omission in the director's capacity as a director, except that this provision does not eliminate or limit the liability of a director to the extent the director is found liable for:

               (a) a breach of the director's duty of loyalty to the Corporation or its shareholders;

               (b) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

               (c) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

               (d) an act or omission for which the liability of a director is expressly provided for by an applicable statute.

               If the laws of the State of Texas are amended to authorize action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by such laws as so amended. Any repeal or modification of this Article X shall not adversely affect any right of protection of a director of the
               Corporation  existing   at  the  time  of   such  repeal  or
               modification."

               Section 22 of TXU Corp's bylaws provides as follows:

                    "Section  22.  Insurance,  Indemnification   and  Other
               Arrangements.  Without  further  specific  approval  of  the shareholders of the Corporation, the Corporation may purchase, enter into, maintain or provide insurance, indemnification or other arrangements for the benefit of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving another entity at the request of the Corporation as a director, officer, employee, agent or otherwise, to the fullest extent permitted by the laws of the State of Texas, including without limitation Art. 2.02-1 of the Texas Business Corporation Act or any successor provision, against any liability asserted against or incurred by any such person in any such capacity or arising out of such person's service in such capacity whether or not the Corporation would otherwise have the power to indemnify against any such liability under the Texas Business Corporation Act. If the laws of the State of Texas are amended to authorize the purchase, entering into, maintaining or providing of insurance, indemnification or other arrangements in the nature of those permitted hereby to a greater extent than presently permitted, then the Corporation shall have the power and authority to purchase, enter into, maintain and provide any additional arrangements in such regard as shall be permitted from time to time by the laws of the State of Texas without further approval of the shareholders of the Corporation. No repeal or modification of such laws or this Section 22 shall adversely affect any such arrangement or right to indemnification existing at the time of such repeal or modification."

               TXU Corp has entered into agreements with its directors which provide, among other things, for their indemnification by TXU Corp to the fullest extent permitted by Texas law, unless a final adjudication establishes that the indemnitee's acts were committed in bad faith, were the result of active and deliberate dishonesty or that the indemnitee personally gained a financial profit to which the indemnitee was not legally entitled. These agreements further provide, under certain circumstances, for the advancement of expenses and the implementation of other arrangements for the benefit of the indemnitee.

               TXU Corp has insurance covering its expenditures which might arise in connection with its lawful indemnification of its directors and officers for their liabilities and expenses. Directors and officers of TXU Corp also have insurance which insures them against certain other liabilities and expenses.

          ITEM 16. EXHIBITS.


                    PREVIOUSLY FILED*
                    -----------------
                     WITH
                     FILE       AS
         EXHIBIT    NUMBER    EXHIBIT
         -------    ------    -------

          1(a)                          --   Form of Underwriting Agreement
                                             for TXU Corp Securities.
          1(b)                          --   Form of Underwriting Agreement
                                             for Preferred Trust Securities.
          4(a)                          --   Amended and Restated Articles of
                                             Incorporation of TXU Corp
          4(b)      333-45657    4(b)   --   Bylaws of TXU Corp, as amended.
          4(c)                          --   Form of Statement of Resolution
                                             Establishing a Series of
                                             Preference Stock
          4(d)      333-68663    4(c)   --   Form of Indenture (For Unsecured
                    333-68663-01             Debt Securities) of TXU Corp
          4(e)      333-68663    4(d)   --   Form of Officer's Certificate
                    333-68663-01             establishing a series of
                                             unsecured debt securities,
                                             including Form of Debt Security.
          4(f)                          --   Trust Agreement and Certificate of
                                             Trust of TXU Capital II.
          4(g)                          --   Trust Agreement and Certificate of
                                             Trust of TXU Capital III.
          4(h)                          --   Trust Agreement and Certificate of
                                             Trust of TXU Capital IV.
          4(i)                          --   Form of Amended and Restated
                                             Trust Agreement.
          4(j)      1-12833      4(a)   --   Indenture (For Unsecured
                    Form 8-K filed           Subordinated Debt Securities
                    January 19, 1999         relating to Trust Securities) of
                                             TXU Corp, dated December 1, 1998.
          4(k)                          --   Form of Officer's Certificate
                                             establishing the Junior
                                             Subordinated Debentures,
                                             including Form of Junior
                                             Subordinated Debenture.
          4(l)                          --   Form of Guarantee Agreement
                                             relating to the Preferred Trust
                                             Securities.
          4(m)                          --   Form of Agreement as to Expenses
                                             and Liabilities relating to the
                                             Preferred Trust Securities is
                                             contained in Exhibit D of Exhibit
                                             4(i) hereto.
          4(n)                          --   Form of Preferred Trust
                                             Securities is contained in
                                             Exhibit C of Exhibit 4(i) hereto.
          5(a)                          --   Opinion of Worsham, Forsythe &
                                             Wooldridge, L.L.P., General
                                             Counsel for TXU Corp
          5(b)                          --   Opinion of Thelen Reid & Priest
                                             LLP, of counsel to TXU Corp
          5(c)                          --   Opinion of Richards, Layton &
                                             Finger, P.A., Special Delaware
                                             Counsel to TXU Capital II and TXU
                                             Corp
          5(d)                          --   Opinion of Richards, Layton &
                                             Finger, P.A., Special Delaware
                                             Counsel to TXU Capital III and
                                             TXU Corp
          5(e)                          --   Opinion of Richards, Layton &
                                             Finger, P.A., Special Delaware
                                             Counsel to TXU Capital IV and TXU
                                             Corp
         12         1-12833      12(a)  --   Computation of Ratio of Earnings
                    Form 10-K                to Fixed Charges and Computation
                    (1998)                   of Ratio of Earnings to Combined
                                             Fixed Charges and Preferred
                                             Dividends of TXU Corp
         15                             --   Letter of Deloitte & Touche LLP
                                             regarding unaudited condensed
                                             interim financial information.
         23(a)                          --   Consent of Deloitte & Touche LLP.
         23(b)                          --   Consent of
                                             PricewaterhouseCoopers.
         23(c)                          --   Consents of Worsham, Forsythe &
                                             Wooldridge, L.L.P., Thelen
                                             Reid & Priest LLP and Richards,
                                             Layton and Finger, P.A. are
                                             contained in Exhibits 5(a),
                                             5(b) and 5(c)-5(e), respectively.
         24                             --   Power of Attorney (see page II-8
                                             and Section 4 of Exhibits 4(f),
                                             (g) and (h).
         25(a)                          --   Statement of Eligibility on Form
                                             T-1 of The Bank of New York
                                             relating to Indenture (For
                                             Unsecured Debt Securities).
         25(b)                          --   Statement of Eligibility on Form
                                             T-1 of The Bank of New York with
                                             respect to the Indenture (For
                                             Unsecured Subordinated Debt
                                             Securities) of TXU Corp.
         25(c)                          --   Statement of Eligibility on Form
                                             T-1 of The Bank of New York with
                                             respect to the Amended and
                                             Restated Trust Agreement of TXU
                                             Capital II.

         25(d)                          --   Statement of Eligibility on Form
                                             T-1 of The Bank of New York with
                                             respect to the Guarantee
                                             Agreement relating to the
                                             Preferred Trust Securities of TXU
                                             Capital II.
         25(e)                          --   Statement of Eligibility on Form
                                             T-1 of The Bank of New York with
                                             respect to the Amended and
                                             Restated Trust Agreement of TXU
                                             Capital III.
         25(f)                          --   Statement of Eligibility on Form
                                             T-1 of The Bank of New York with
                                             respect to the Guarantee
                                             Agreement relating to the
                                             Preferred Trust Securities of TXU
                                             Capital III.
         25(g)                          --   Statement of Eligibility on Form
                                             T-1 of The Bank of New York with
                                             respect to the Amended and
                                             Restated Trust Agreement of TXU
                                             Capital IV.
         25(h)                          --   Statement of Eligibility on Form
                                             T-1 of The Bank of New York with
                                             respect to the Guarantee
                                             Agreement relating to the
                                             Preferred Trust Securities of TXU
                                             Capital IV.

          --------------------------------------
          *    Incorporated herein by reference.

          ITEM 17. UNDERTAKINGS.

          a.   The undersigned registrants hereby undertake:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect  in the prospectus any  facts or events
               arising  after  the  effective  date  of  the   registration
               statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering  price set  forth in the  "Calculation of
               Registration Fee" table in the effective registration statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          b. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of any registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  POWER OF ATTORNEY

               EACH DIRECTOR AND/OR OFFICER OF TEXAS UTILITIES COMPANY WHOSE SIGNATURE APPEARS BELOW HEREBY APPOINTS THE AGENTS FOR SERVICE NAMED IN THIS REGISTRATION STATEMENT, AND EACH OF THEM SEVERALLY, AS HIS ATTORNEY-IN-FACT TO SIGN IN HIS NAME AND BEHALF, IN ANY AND ALL CAPACITIES STATED BELOW, AND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, ANY AND ALL AMENDMENTS, INCLUDING POST-EFFECTIVE AMENDMENTS, TO THIS REGISTRATION STATEMENT, AND THE REGISTRANT HEREBY ALSO APPOINTS EACH SUCH AGENT FOR SERVICE AS ITS ATTORNEY-IN-FACT WITH LIKE AUTHORITY TO SIGN AND FILE ANY SUCH AMENDMENTS IN ITS NAME AND ON ITS BEHALF.


                                      SIGNATURES

                    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DALLAS, AND STATE OF TEXAS, ON THE 24th OF MAY, 1999.

                                                  TEXAS UTILITIES COMPANY

                                                  By   /s/ Erle Nye
                                                    ------------------------
                                                     (Erle Nye, Chairman
                                                     of the Board and
                                                     Chief Executive)


               Pursuant to the requirements of  the Securities Act of 1933,
          this  registration  statement  has  been  signed  below  by   the
          following persons in the capacities and on the date indicated.


                      SIGNATURE                 TITLE              DATE
                      ---------                 -----              ----


            /S/ ERLE NYE                       PRINCIPAL
           --------------------------------    EXECUTIVE       MAY 24, 1999
             (ERLE NYE, CHAIRMAN OF THE        OFFICER AND
             BOARD AND CHIEF EXECUTIVE)        DIRECTOR


            /S/ MICHAEL J. MCNALLY             PRINCIPAL
           --------------------------------    FINANCIAL       MAY 24, 1999
                (MICHAEL J. MCNALLY,           OFFICER
              EXECUTIVE VICE PRESIDENT
            AND CHIEF FINANCIAL OFFICER)


            /S/ JERRY W. PINKERTON             PRINCIPAL
           --------------------------------    ACCOUNTING      MAY 24, 1999
           (JERRY W. PINKERTON, CONTROLLER)    OFFICER


            /S/ DEREK C. BONHAM                DIRECTOR
           --------------------------------                    MAY 24, 1999
                  (DEREK C. BONHAM)


            /S/ J.S. FARRINGTON                DIRECTOR
           --------------------------------                    MAY 24, 1999
                  (J. S. FARRINGTON)


            /S/ WILLIAM M. GRIFFIN             DIRECTOR
           --------------------------------                    MAY 24, 1999
                 (WILLIAM M. GRIFFIN)


            /S/ KERNEY LADAY                   DIRECTOR
           --------------------------------                    MAY 24, 1999
                    (KERNEY LADAY)

            /S/ MARGARET N. MAXEY              DIRECTOR
           --------------------------------                    MAY 24, 1999
                  (MARGARET N. MAXEY)


            /S/ JAMES A. MIDDLETON             DIRECTOR
           --------------------------------                    MAY 24, 1999
                 (JAMES A. MIDDLETON)


            /S/ J. E. OESTERREICHER            DIRECTOR
           --------------------------------                    MAY 24, 1999
                 (J. E. OESTERREICHER)


            /S/ CHARLES R. PERRY               DIRECTOR
           --------------------------------                    MAY 24, 1999
                  (CHARLES R. PERRY)


            /S/ HERBERT H. RICHARDSON          DIRECTOR
           --------------------------------                    MAY 24, 1999
               (HERBERT H. RICHARDSON)

                                      SIGNATURES


               Pursuant to the requirements of the Securities Act of 1933, TXU Capital II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, and State of New York on the 24th day of May, 1999.


                                        TXU CAPITAL II



                                        By:  /s/ Robert J. Reger, Jr.
                                           ------------------------------
                                                Robert J. Reger, Jr.
                                                 Attorney-in-fact



               Pursuant to the requirements of the Securities Act of 1933, TXU Capital III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, and State of New York on the 24th day of May, 1999.


                                        TXU CAPITAL III



                                        By:  /s/ Robert J. Reger, Jr.
                                            ------------------------------
                                                 Robert J. Reger, Jr.
                                                  Attorney-in-fact


               Pursuant to the requirements of the Securities Act of 1933, TXU Capital IV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, and State of New York on the 24th day of May, 1999.


                                        TXU CAPITAL IV



                                        By:   /s/ Robert J. Reger, Jr.
                                             ----------------------------
                                                 Robert J. Reger, Jr.
                                                  Attorney-in-fact

                               EXHIBIT INDEX


                    PREVIOUSLY FILED*
                    -----------------
                     WITH
                     FILE       AS
         EXHIBIT    NUMBER    EXHIBIT
         -------    ------    -------

          1(a)                          --   Form of Underwriting Agreement
                                             for TXU Corp Securities.
          1(b)                          --   Form of Underwriting Agreement
                                             for Preferred Trust Securities.
          4(a)                          --   Amended and Restated Articles of
                                             Incorporation of TXU Corp
          4(b)      333-45657    4(b)   --   Bylaws of TXU Corp, as amended.
          4(c)                          --   Form of Statement of Resolution
                                             Establishing a Series of
                                             Preference Stock
          4(d)      333-68663    4(c)   --   Form of Indenture (For Unsecured
                    333-68663-01             Debt Securities) of TXU Corp
          4(e)      333-68663    4(d)   --   Form of Officer's Certificate
                    333-68663-01             establishing a series of
                                             unsecured debt securities,
                                             including Form of Debt Security.
          4(f)                          --   Trust Agreement and Certificate
                                             of Trust of TXU Capital II.
          4(g)                          --   Trust Agreement and Certificate
                                             of Trust of TXU Capital III.
          4(h)                          --   Trust Agreement and Certificate
                                             of Trust of TXU Capital IV.
          4(i)                          --   Form of Amended and Restated
                                             Trust Agreement.
          4(j)      1-12833      4(a)   --   Indenture (For Unsecured
                    Form 8-K filed           Subordinated Debt Securities
                    January 19, 1999         relating to Trust Securities) of
                                             TXU Corp, dated December 1, 1998.
          4(k)                          --   Form of Officer's Certificate
                                             establishing the Junior
                                             Subordinated Debentures,
                                             including Form of Junior
                                             Subordinated Debenture.
          4(l)                          --   Form of Guarantee Agreement
                                             relating to the Preferred Trust
                                             Securities.
          4(m)                          --   Form of Agreement as to Expenses
                                             and Liabilities relating to the
                                             Preferred Trust Securities is
                                             contained in Exhibit D of Exhibit
                                             4(i) hereto.
          4(n)                          --   Form of Preferred Trust
                                             Securities is contained in
                                             Exhibit C of Exhibit 4(i) hereto.
          5(a)                          --   Opinion of Worsham, Forsythe &
                                             Wooldridge, L.L.P., General
                                             Counsel for TXU Corp
          5(b)                          --   Opinion of Thelen Reid & Priest
                                             LLP, of counsel to TXU Corp
          5(c)                          --   Opinion of Richards, Layton &
                                             Finger, P.A., Special Delaware
                                             Counsel to TXU Capital II and TXU
                                             Corp
          5(d)                          --   Opinion of Richards, Layton &
                                             Finger, P.A., Special Delaware
                                             Counsel to TXU Capital III and
                                             TXU Corp
          5(e)                          --   Opinion of Richards, Layton &
                                             Finger, P.A., Special Delaware
                                             Counsel to TXU Capital IV and TXU
                                             Corp
         12         1-12833      12(a)  --   Computation of Ratio of Earnings
                    Form 10-K                to Fixed Charges and Computation
                    (1998)                   of Ratio of Earnings to Combined
                                             Fixed Charges and Preferred
                                             Dividends of TXU Corp
         15                             --   Letter of Deloitte & Touche LLP
                                             regarding unaudited condensed
                                             interim financial information.
         23(a)                          --   Consent of Deloitte & Touche LLP.
         23(b)                          --   Consent of
                                             PricewaterhouseCoopers.
         23(c)                          --   Consents of Worsham, Forsythe &
                                             Wooldridge, L.L.P., Thelen
                                             Reid & Priest LLP and Richards,
                                             Layton and Finger, P.A. are
                                             contained in Exhibits 5(a), 5(b)
                                             and 5(c)-5(e), respectively.
         24                             --   Power of Attorney (see page II-8
                                             and Section 4 of Exhibits 4(f),
                                             (g) and (h).
         25(a)                          --   Statement of Eligibility on Form
                                             T-1 of The Bank of New York
                                             relating to Indenture (For
                                             Unsecured Debt Securities).
         25(b)                          --   Statement of Eligibility on Form
                                             T-1 of The Bank of New York with
                                             respect to the Indenture (For
                                             Unsecured Subordinated Debt
                                             Securities) of TXU Corp.
         25(c)                          --   Statement of Eligibility on Form
                                             T-1 of The Bank of New York with
                                             respect to the Amended and
                                             Restated Trust Agreement of TXU
                                             Capital II.

         25(d)                          --   Statement of Eligibility on Form
                                             T-1 of The Bank of New York with
                                             respect to the Guarantee
                                             Agreement relating to the
                                             Preferred Trust Securities of TXU
                                             Capital II.
         25(e)                          --   Statement of Eligibility on Form
                                             T-1 of The Bank of New York with
                                             respect to the Amended and
                                             Restated Trust Agreement of TXU
                                             Capital III.
         25(f)                          --   Statement of Eligibility on Form
                                             T-1 of The Bank of New York with
                                             respect to the Guarantee
                                             Agreement relating to the
                                             Preferred Trust Securities of TXU
                                             Capital III.
         25(g)                          --   Statement of Eligibility on Form
                                             T-1 of The Bank of New York with
                                             respect to the Amended and
                                             Restated Trust Agreement of TXU
                                             Capital IV.
         25(h)                          --   Statement of Eligibility on Form
                                             T-1 of The Bank of New York with
                                             respect to the Guarantee
                                             Agreement relating to the
                                             Preferred Trust Securities of TXU
                                             Capital IV.

          --------------------------------------
          *    Incorporated herein by reference.